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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEIGENE, LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEIGENE, LTD.
c/o Mourant Ozannes Corporate Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the 2018 Annual General Meeting of Shareholders (the "Annual Meeting") of BeiGene, Ltd. (the "Company") will be held on June 6, 2018, at 8:30 a.m. local time, at the Screening Room, the Shangri-La Hotel, 188 University Avenue, Toronto, Canada. The purpose of the meeting is to consider and pass the following:

          1.     ordinary resolution: to re-elect Donald W. Glazer to serve as a Class II director until the 2021 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          2.     ordinary resolution: to re-elect Michael Goller to serve as a Class II director until the 2021 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          3.     ordinary resolution: to re-elect Thomas Malley to serve as a Class II director until the 2021 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          4.     ordinary resolution: to approve the BeiGene, Ltd. 2018 Employee Share Purchase Plan;

          5.     ordinary resolution: to ratify the appointment of Ernst & Young Hua Ming LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018;

          6.     ordinary resolution: to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

          7.     ordinary resolution: to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

          8.     to transact such other business as may properly come before the meeting and any adjournment or postponement.

        The proposals for the election of directors relate solely to the election of Class II directors nominated by the Board of Directors.

        Our Board of Directors has fixed 5:00 p.m. (Cayman Islands time) on April 20, 2018 as the record date. Holders of record of our ordinary shares as of 5:00 p.m. (Cayman Islands time) on the record date are entitled to attend and vote at the meeting and any adjournment or postponement. Holders of record of our American Depositary Shares ("ADSs"), each representing 13 of our ordinary shares, as of the record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank, N.A., the depositary of the ADSs.

        The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in this Proxy Statement.

        Your vote is important. As promptly as possible, you are urged to complete, sign, date and return the accompanying proxy form to Mourant Ozannes Corporate Services (Cayman) Limited (for holders of our ordinary shares) before the time of the Annual Meeting or your voting instructions to Citibank, N.A. (for holders of our ADSs) no later than 10:00 a.m., New York Time, on May 31, 2018 if you wish to exercise your voting rights.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 6, 2018

        The accompanying Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 will also be available to the public at http://ir.beigene.com under "Financial Information—Annual Reports."

By Order of the Board of Directors,
/s/ SCOTT A. SAMUELS Scott A. Samuels Senior Vice President, General Counsel

April 30, 2018

BEIGENE, LTD.

PROXY STATEMENT FOR

2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

i

BEIGENE, LTD.

PROXY STATEMENT
FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of BeiGene, Ltd. for use at its 2018 Annual General Meeting of Shareholders (the "Annual Meeting") to be held on June 6, 2018 at 8:30 a.m. local time at the Screening Room, the Shangri-La Hotel, 188 University Avenue, Toronto, Canada, for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being mailed to shareholders on or about May 1, 2018.

        For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)) at the offices of our registrar, Mourant Ozannes Corporate Services (Cayman) Limited (the "Registrar") so as to be received before the time of the Annual Meeting. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the director nominees described in this Proxy Statement, FOR the approval of the BeiGene, Ltd. 2018 Employee Share Purchase Plan, FOR the appointment of Ernst & Young Hua Ming LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018, FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, FOR the approval, on an advisory basis, of the holding of an advisory vote on the compensation of our named executive officers each year, and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

        We will pay all of the costs of soliciting proxies. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise.

        In this Proxy Statement, the terms "BeiGene," "we," "us," and "our" refer to BeiGene, Ltd., unless the context otherwise requires, refer to its subsidiaries as well. The mailing address of our principal executive offices is c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

        Please note that while our proxy materials and our Annual Report on Form 10-K are available on our website, no other information contained on the website is incorporated by reference into or considered to be part of this document or our Annual Report on Form 10-K.

Shareholders Entitled to Vote; Record Date

        Only holders of record of our ordinary shares, par value $0.0001 per share, at 5:00 p.m. (Cayman Islands time) on April 20, 2018 (the "record date") are entitled to notice of, and to attend and to vote at, the Annual Meeting. As of 5:00 p.m. (Cayman Islands time) on the record date, we had outstanding 698,942,730 ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. On the record date, approximately 495,841,346 of the 698,942,730 outstanding ordinary shares were held in the name of Citibank, N.A. (the "Depositary") as depositary for the American Depositary Shares (the "ADSs"), which issues company-sponsored American Depositary Receipts ("ADRs"), evidencing ADSs that in turn each represent 13 of our ordinary shares. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder.

Quorum

        We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our amended and restated memorandum and articles of association, which we refer to as our "articles"; the Companies Law (as amended) of the Cayman Islands, which we refer to as the "Cayman Companies Law"; and the common law of the Cayman Islands.

        The quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.

Voting

        Persons who hold our ordinary shares directly on the record date ("record holders") must (1) return a proxy card (a) by mail to the offices of the Registrar: Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourantozannes.com; or (2) attend the Annual Meeting in person to vote on the proposals. Persons who own our ordinary shares indirectly on the record date through a brokerage firm, bank or other financial institution, including persons who own our ordinary shares in the form of ADSs through the Depositary ("beneficial owners"), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners or return a proxy leaving these shares un-voted (a "broker non-vote").

        ADR holders are not entitled to vote directly at the Annual Meeting, but the Deposit Agreement, dated as of February 5, 2016, as amended (the "Deposit Agreement"), by and among the Depositary, the Company and the holders of ADRs permits registered holders of ADRs as of the record date to instruct the Depositary how to exercise voting rights pertaining to the ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote (in person or by delivery to BeiGene of a proxy) the ordinary shares registered in the name of the Depositary in accordance with the voting instructions received from the ADR holders. If the Depository does not receive instructions from a holder, such holder shall be deemed, and the Depository shall (unless otherwise specified in the notice distributed to holders of ADRs) deem such holder, to have instructed the Depository to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs, provided that no such discretionary proxy may be given by the Depositary with respect to any matter to be voted upon that we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of ordinary shares may be materially adversely affected. In the event that the instruction card is executed but does not specify the manner in which the ordinary shares represented are to be voted (i.e., by marking a vote "FOR," "AGAINST" or any other option), the Depositary will vote in respect of each proposal as recommended by the Board as described in the Notice of Annual General Meeting. Instructions from the ADR holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York time on May 31, 2018.

        Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal.

        We have retained the Registrar to hold and maintain our register of members. The Registrar will be engaged by us to take delivery of completed proxy forms posted to it in accordance with the details above.

        We encourage you to vote by proxy by mailing or emailing an executed proxy card. Voting in advance of the meeting will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting. Any record holder of our ordinary shares may attend the Annual Meeting in person and may revoke the enclosed form of proxy at any time by:

  •
  executing and delivering to the Registrar a later-dated proxy by mail or email pursuant to the instructions above; or

  •
  voting in person at the Annual Meeting.

        Beneficial owners of our ordinary shares and ADSs representing our ordinary shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Generally, however, beneficial owners of our ordinary shares and ADSs representing our ordinary shares who wish to change or revoke their voting instructions may do so until 10:00 a.m. New York time on May 31, 2018. Beneficial owners who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding our ordinary shares on their behalf in order to obtain a "legal proxy" which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the Annual Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our ordinary shares.

Expenses of Solicitation

        We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Procedure for Submitting Shareholder Proposals

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles allow our shareholders holding not less than a simple majority of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board of Directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings and shall have no right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders' annual general meetings. However, our corporate governance guidelines require us to call such meetings every year to the extent required by the listing rules of any stock exchange on which our ordinary shares or ADSs are traded.

        Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2019 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 27, 2018, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any shareholder proposal for the annual general meeting of shareholders in 2019, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Company in writing no later than March 12, 2019. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission ("SEC"). A copy of all notices of proposals by shareholders should be sent to us at c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

OVERVIEW OF PROPOSALS

        This Proxy Statement contains seven proposals requiring shareholder action. Proposals 1, 2 and 3 request the reelection of three directors to the Board of Directors. Proposal 4 requests the approval of the BeiGene, Ltd. 2018 Employee Share Purchase Plan. Proposal 5 requests the ratification of the appointment of Ernst & Young Hua Ming LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Proposal 6 requests the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement. Proposal 7 requests an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSALS 1, 2 AND 3
ELECTION OF DIRECTORS

        Our articles provide that persons standing for election as directors at a duly constituted general meeting with a requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our Board of Directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        Upon the expiration of the term of each class, each director in that class, if nominated by the Board, shall be eligible for reelection at the annual general meeting to hold office for another three-year term and until such director's successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our Board will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching a specified age.

        In the event of a vacancy arising from the resignation of a director or as an addition to the existing board, our Board of Directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director.

        For so long as our shares or ADSs are listed on NASDAQ, our directors are required to comply with the director nomination procedures of the NASDAQ Stock Market, and our Board is required to include at least such number of independent directors as required by NASDAQ Stock Market rules.

        The terms of the Class II directors are scheduled to expire on the date of the 2018 Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors' nominees for election by the shareholders are current Class II members: Donald W. Glazer, Michael Goller and Thomas Malley. If elected, each nominee will serve as a director until the annual general meeting of shareholders in 2021 and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

        The proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

        Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each such person nominated to serve or currently serving on our Board of Directors should serve as a director.

Nominees of Class II Directors for Election for a Three-Year Term Ending at the 2021 Annual General Meeting

        The names of the nominees for Class II directors and certain information about each as of April 25, 2018 are set forth below.

Name	Position(s)	Director Since	Age
Donald W. Glazer	Director	2013	73
Michael Goller	Director	2015	43
Thomas Malley	Director	2016	49

        Donald W. Glazer has served as a member of our Board of Directors since February 2013. Mr. Glazer has served as a member of the Board of Trustees of GMO Trust, a mutual fund group, since 2000 and as the Chairman of the Board of GMO Trust since 2005. Mr. Glazer was a Co-Founder and Secretary, and from 2002 until 2010, Vice Chairman, of Provant, Inc., a provider of performance improvement training solutions. From 1992 to 1995 Mr. Glazer was President of Mugar/Glazer Holdings and from 1992 to 1993 served as Vice Chairman—Finance of New England Television Corp and WHDH-TV, Inc. From 1997 to the present, Mr. Glazer has served as Advisory Counsel to Goodwin Procter LLP. From 1970 to 1978 Mr. Glazer was an associate and from 1978 to 1992 a partner at Ropes & Gray LLP, a Boston law firm. At Ropes & Gray, Mr. Glazer chaired the firm's Emerging Companies Group. Mr. Glazer was also a Lecturer in Law at Harvard Law School from 1978 to 1991, teaching a course called The Business Lawyer. Mr. Glazer is a former member of the boards of directors of Environics Inc.; Kronos Incorporated; Reflective Technologies, Inc.; and Teleco Oilfield Services Inc. Mr. Glazer received his A.B. from Dartmouth College; J.D. from Harvard Law School, where he was an editor of the Harvard Law Review; and L.L.M. from the University of Pennsylvania Law School. Additionally, Mr. Glazer is a co-author of both Glazer and FitzGibbon on Legal Opinions, Third Edition (Aspen Publishers) and Massachusetts Corporation Law & Practice, Second Edition (Aspen Publishers). We believe that Mr. Glazer's qualifications to serve on our Board of Directors include his extensive leadership, executive, managerial, business, and corporate legal experience.

        Michael Goller has served as a member of our Board of Directors since April 2015. Mr. Goller has been with Baker Bros. Advisors LP since 2005 and currently serves as a Partner. Prior to joining Baker Bros., Mr. Goller served as an Associate of JPMorgan Partners, LLC where he focused on venture investments in the life sciences sector from 1999 to 2003. Mr. Goller began his career as an investment banker with Merrill Lynch and Co. from 1997 to 1999. Mr. Goller holds a B.S. in Molecular and Cell Biology from The Pennsylvania State University and Master's degrees in each of Biotechnology (School of Engineered and Applied Sciences) and Business Administration (Wharton School) from the University of Pennsylvania. We believe that Mr. Goller is qualified to serve on our Board of Directors based on his experience in the life sciences industry and for his knowledge in financial and corporate development matters.

        Thomas Malley has served as a member of our Board of Directors since January 2016. Mr. Malley has served as President of Mossrock Capital, LLC, a private investment firm, since May 2007. Mr. Malley worked for Janus Mutual Funds in positions of increasing responsibility from April 1991 to May 2007. From January 1999 to May 2007, Mr. Malley served as the portfolio manager of the Janus Global Life Sciences Fund and also led the Janus healthcare team of analysts. From 1991 to 1998, Mr. Malley served as an equity analyst for Janus covering, among others, healthcare and biotechnology stocks. Mr. Malley has been a director of Kura Oncology, Inc. since 2015 and a director of Kiniksa Pharmaceuticals since 2016. Previously, he served as a director of OvaScience, Inc., a public biopharmaceutical company, from 2012 to 2017; Synageva BioPharma Corp., a public biopharmaceutical company, from 2006 to 2015, until its acquisition by Alexion Pharmaceuticals, Inc.; Puma Biotechnology, Inc., a public biopharmaceutical company, from 2011 to 2015; and Cougar

Biotechnology, Inc., a public biopharmaceutical company, from 2007 to 2009, until its acquisition by Johnson and Johnson. Mr. Malley holds a B.S. in Biology from Stanford University. Our Board of Directors believes that Mr. Malley's experience in the biopharmaceutical industry, including serving on other boards of directors, and his financial and executive experience qualify him to serve on our Board of Directors.

Directors Not Standing for Election or Re-Election

        The names of and certain information as of April 25, 2018 about the members of the Board of Directors who are not standing for re-election at this year's Annual Meeting are set forth below.

Name	Position(s)	Director Since	Age
John V. Oyler	Director	2010	50
Timothy Chen	Director	2016	61
Ranjeev Krishana	Director	2014	44
Jing-Shyh (Sam) Su	Director	2018	65
Xiaodong Wang, Ph.D.	Director	2016	55
Qingqing Yi	Director	2014	46

Class III Directors Continuing in Office Until the 2019 Annual General Meeting

        Ranjeev Krishana has served as a member of our Board of Directors since October 2014. Mr. Krishana has worked at Baker Bros. Advisors LP from 2011 to the present and currently serves as Head of International Investments. Prior to joining Baker Bros., Mr. Krishana held a series of commercial, strategy, and business development leadership roles for Pfizer, Inc.'s pharmaceutical business across a variety of international regions and markets, including Asia, Eastern Europe, and Latin America. Mr. Krishana was at Pfizer from 2003 to 2007 and from 2008 to 2011. From 2008 to 2010, Mr. Krishana was based in Beijing, China, where he served as a Senior Director and a member of the Pfizer China Leadership Team. Mr. Krishana began his career as a strategy consultant at Accenture plc. Mr. Krishana holds a B.A. in Economics and Political Science from Brown University, and a Masters of Public Policy from Harvard University. We believe Mr. Krishana's knowledge of the healthcare sector across international markets qualifies him to serve on our Board of Directors.

        Xiaodong Wang, Ph.D. is one of our Founders and has served as the Chairman of our scientific advisory board since 2011. Dr. Wang became a member of our Board of Directors in February 2016. Dr. Wang has served as the Founding Director of the National Institute of Biological Sciences in Beijing since 2003 and became its Director and Investigator in 2010. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center and B.S. in Biology from Beijing Normal University. Dr. Wang has been a member of the National Academy of Science, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013. We believe that Dr. Wang's extensive experience in cancer drug research, combined with his experience in the biotech industry, qualify him to serve as a member of our Board of Directors.

        Qingqing Yi has served as a member of our Board of Directors since October 2014. Mr. Yi is a Partner at Hillhouse Capital. He has worked with Hillhouse since the inception of the firm in 2005. Prior to joining Hillhouse, Mr. Yi was an Equity Research Analyst at China International Capital Corporation. Mr. Yi's work at Hillhouse includes investments in the healthcare and consumer sectors in both its public and private equity portfolios. He received a B.S in Engineering from Shanghai Maritime University, as well as an MBA from University of Southern California. We believe Mr. Yi's extensive experience in capital markets and knowledge of the healthcare sector qualifies him to serve on our Board of Directors.

Class I Directors Continuing in Office Until the 2020 Annual General Meeting

        Timothy Chen has served as a member of our Board of Directors since February 2016. Since January 2018, Mr. Chen has served as the Chairman of Foxconn Industrial Internet Company, which has applied to be listed on the Shanghai Stock Exchange. From January 2016 to March 2018, he served as the President and Chief Executive Officer of Asia Pacific Telecom and as the Corporate Vice President of Hon Hai Technology Group. He served as the President of Telstra International Group and Advisor to Telstra Chief Executive Officer from November 2012 to December 2015. He was also the Chairman of Autohome (Nasdaq: ATHM) from 2012 to 2015 and a director of Qingdao Haier from 2014 to 2015. He was a Non-Executive Director on the Board of Directors of Telstra Corporation Limited between April 2012 and November 2012. Previously, Mr. Chen was a partner of a China Opportunities Fund within GL Capital Group from 2010 to 2012. He was the Chief Executive Officer of National Basketball Association China from 2007 to 2010; the Corporate Vice President of Microsoft and the Chief Executive Officer of its Greater China Region from 2003 to 2007; and the Corporate Vice President of Motorola and the Chairman and President of Motorola (China) Electronics from 2001 to 2003. Before Motorola, he was the Chief Executive Officer of 21CN Cybernet, a company listed on the Hong Kong Stock Exchange from 2000 to 2001. Prior to 2000, Mr. Chen spent eight years in China with Motorola, including serving as the General Manager responsible for the sales and marketing for the Greater China Cellular Infrastructure Division. He also spent nine years with AT&T Bell Laboratories in the United States. Mr. Chen holds an MBA Degree from the University of Chicago and a Master's Degree in both computer science and mathematics from The Ohio State University. We believe that Mr. Chen's extensive business expertise in Asia and globally qualify him to serve as a member of our Board of Directors.

        John V. Oyler is one of our Founders and has served as our principal executive officer and a member of our Board of Directors since 2010. From 2005 to 2009, Mr. Oyler served as President and Chief Executive Officer of BioDuro, LLC, a drug discovery outsourcing company, which was acquired by Pharmaceutical Product Development Inc. From 2002 to 2004, Mr. Oyler served as Chief Executive Officer of Galenea Corp., a biopharmaceutical company dedicated to the discovery of novel therapies for central nervous system diseases, which initially were developed at Massachusetts Institute of Technology. From 1998 to 2002, Mr. Oyler was a Founder and the President of Telephia, Inc. which was bought by The Nielsen Company in 2007. From 1997 to 1998, Mr. Oyler served as Co-Chief Executive Officer of Genta Incorporated (NASDAQ: GNTA), an oncology-focused biopharmaceutical company. Mr. Oyler began his career as a management consultant at McKinsey & Company. Mr. Oyler received his B.S. from the Massachusetts Institute of Technology and an MBA from Stanford University. Mr. Oyler's qualifications to serve on our Board of Directors include his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

        Jing-Shyh (Sam) Su has served as a member of our Board of Directors since April 2018. Mr. Su retired from Yum! Brands, Inc. ("Yum! Brands") in May 2016, where he served as Vice Chairman of the Board of Directors, and was the Chairman and CEO of the company's China division. During Mr. Su's 26 years with Yum! Brands, its China division grew from just four restaurants to over 7,000 to become the largest multinational restaurant chain in China, contributing more than half of Yum! Brands' worldwide revenues in 2015. Mr. Su started his career with Yum! Brands in 1989 as KFC International's director of marketing for the North Pacific region. In 1993, he became vice president of North Asia for both KFC and Pizza Hut. Mr. Su was named president of Greater China for Tricon

Global Restaurants International upon Pepsi's spin-off of the restaurant business in 1997. Before joining Yum! Brands, Mr. Su worked with Procter & Gamble in Germany and Taiwan. Mr. Su currently serves as a director of Li Ning Company Limited, and of the board of directors of Peet's Coffee China; he also serves as an operating partner at Hillhouse Capital. Mr. Su earned his undergraduate degree at the National Taiwan University, an M.Sc. degree in Chemical Engineering at Pennsylvania State University, and an MBA at the Wharton School of the University of Pennsylvania. We believe that Mr. Su is qualified to serve on our Board of Directors based on his operating and management experience, expertise in marketing and brand development, particularly in China, and expertise in strategic planning and international business development.

Vote Required and Board of Directors' Recommendation

        Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy vote in favor of such director. Broker non-votes and abstentions with respect to one or more Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        The proposals for the election of directors relate solely to the election of Class II directors nominated by the Board of Directors.

The Board of Directors recommends that shareholders vote FOR the election of each of the Class II director nominees listed above.

PROPOSAL 4
APPROVAL OF THE BEIGENE, LTD. 2018 EMPLOYEE SHARE PURCHASE PLAN

General

        On April 19, 2018, our Board of Directors approved the BeiGene, Ltd. 2018 Employee Share Purchase Plan (the "2018 ESPP"), subject to shareholder approval. Initially 3,500,000 ordinary shares of our Company are reserved for issuance under the 2018 ESPP. In addition, on January 1, 2019 and each January 1 thereafter through January 1, 2028, the number of ordinary shares reserved and available for issuance under the 2018 ESPP will be cumulatively increased by the least of (i) 5,000,000 ordinary shares, (ii) 0.5% of the number of ordinary shares issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of ordinary shares as determined by the Compensation Committee; provided that the aggregate number of ordinary shares reserved and available for issuance under the 2018 ESPP may not exceed 10% of the number of ordinary shares issued and outstanding as of the date of shareholder approval. The following summary of certain major features of the 2018 ESPP is subject to the specific provisions contained in the full text of the 2018 ESPP set forth in Appendix A to this Proxy Statement, which is incorporated herein by reference.

        Our Board of Directors believes it is in our best interest and the best interest of our shareholders that the 2018 ESPP be approved. Shareholders are requested in this proposal to approve the 2018 ESPP. If the 2018 ESPP is approved, the initial offering period under the 2018 ESPP is expected to commence on September 1, 2018.

        The 2018 ESPP allows eligible employees to purchase our ordinary shares (including in the form of ADSs) at a 15% discount to the market price of our ordinary shares or ADSs. Employees would purchase our ordinary shares or ADSs at the end of an offering period using funds deducted from their payroll during the offering period. The 2018 ESPP will be an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success.

Summary of the 2018 ESPP

        Administration.    The 2018 ESPP is administered under the direction of the Compensation Committee, which has authority to interpret the provisions of the 2018 ESPP and to make all other determinations necessary or advisable in administering it.

        Eligibility.    All employees of the Company and participating subsidiaries who have completed at least six months of employment at the beginning of each offering period are eligible to participate in the 2018 ESPP, other than employees who would own 5% or more of the voting power of our ordinary shares after exercising their rights to purchase shares under the 2018 ESPP. As of March 31, 2018, approximately 729 employees would have been eligible to participate in the 2018 ESPP.

        Shares Available for Issuance.    Assuming the 2018 ESPP is approved by our shareholders at the Annual Meeting, 3,500,000 ordinary shares will initially be available for issuance under the 2018 ESPP. In addition, on January 1, 2019 and each January 1 thereafter through January 1, 2028, the number of ordinary shares (including in the form of ADSs) reserved and available for issuance under the 2018 ESPP will be cumulatively increased by the least of (i) 5,000,000 ordinary shares, (ii) 0.5% of the number of ordinary shares issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of ordinary shares as determined by the Compensation Committee; provided that the aggregate number of ordinary shares reserved and available for issuance under the 2018 ESPP may not exceed 10% of the number of ordinary shares issued and outstanding as of the date of the shareholder approval.

        Participation.    To participate in the 2018 ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 10% of his or her "eligible earnings" (i.e., gross cash compensation, including regular base pay (including overtime pay and commissions, to the extent determined by the Compensation Committee), but excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gain on the exercise of share options, and similar items) for each full payroll period in the offering period. To ensure that U.S. Internal Revenue Service (the "IRS") share limitations are not exceeded, no individual participant may be granted an option under the 2018 ESPP to purchase ordinary shares (including in the form of ADSs) that accrues at a rate which exceeds $25,000 of fair market value of such shares for any calendar year, determined as of the grant date of such option.

        Purchases.    Eligible employees enroll in an offering period (which generally will begin on each March 1 and September 1 and last for six months unless otherwise determined by our Compensation Committee in advance) during the open enrollment period prior to the start of that offering period.

        The first offering period, if the 2018 ESPP is approved, is expected to begin on September 4, 2018 and last until February 28, 2019.

        Shares are purchased at a price equal to 85% of the fair market value of our ordinary shares on either the first business day of the offering period or the last business day of the offering period, whichever is lower. The closing price of our ADSs on April 20, 2018, as quoted on NASDAQ was $167.99 per ADS, or $12.93 per ordinary share.

        Termination of Employment.    If a participating employee voluntarily resigns or is terminated by us prior to the last day of an offering period, the employee's option to purchase terminates and the cash amount in the employee's account is returned to the employee.

        Adjustments Upon Change in Capitalization.    In the event of a recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend, or similar event, the number and kind of shares that may be purchased under the 2018 ESPP will be adjusted proportionately such that the proportionate interest of participating employees remains the same, to the extent practicable. In the event of a change in control, each outstanding option will be assumed or an equivalent option will be substituted. In the event outstanding options are not assumed or substituted, the offering period with respect to which such outstanding option relates will be shortened by setting a new exercise date prior to the date of the change in control.

        Participation Adjustment.    If the number of unsold shares that are available for purchase under the 2018 ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds remaining in a participating employee's account after such exercise are refunded to the employee, without interest.

        Amendment.    Our Board of Directors may amend the 2018 ESPP at any time and in any respect. However, without the approval of our shareholders, no amendment may (i) increase the number of shares that may be issued under the 2018 ESPP or (ii) change the class of employees eligible to receive options under the 2018 ESPP, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Internal Revenue Code.

        Termination.    Our Board of Directors may terminate the 2018 ESPP at any time and for any reason or for no reason.

        U.S. Federal Income Tax Consequences.    The 2018 ESPP, and the rights of participating employees to make purchases thereunder, is intended to qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2018 ESPP are sold or otherwise disposed of.

        Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

  (i)
  the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

  (ii)
  an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

        Any additional gain will be treated as long-term capital gain.

        If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

        The foregoing tax discussion is a general description of certain expected U.S. federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2018 ESPP.

        New Plan Benefits.    Participation in the 2018 ESPP is at the election of each eligible employee and the amounts received by a participant under the 2018 ESPP depend on the fair market value of our ordinary shares and ADSs on future dates. Therefore, the benefits or number of ordinary shares or ADSs that will be received by any participant if the 2018 ESPP is approved are not currently determinable.

Equity Compensation Plan Information

        The following table contains information about our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Option, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	90,251,294	(1)	$3.27	2,090,472	(2)
Equity compensation plans not approved by security holders	36,751,603	(3)	0.43	—	(4)

Total	127,002,897		—	2,090,472

(1)
Includes 90,251,294 ordinary shares to be issued pursuant to outstanding awards under our 2016 Share Option and Incentive Plan, as amended (the "2016 Plan").

(2)
As of December 31, 2017, 2,090,472 ordinary shares were available for grant under the 2016 Plan. The number of ordinary shares reserved for issuance under the 2016 Plan will be increased from time to time by (i) the number of ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of any award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, expire or otherwise terminated (other than by exercise) under our 2011 Option Plan, as amended (the "2011 Plan"), and (ii) annually on the first day of each year, by an amount equal to 5% of the number of ordinary shares issued and outstanding on the immediately preceding December 31 or such lesser number of ordinary shares as determined by the Administrator (as defined in the 2016 Plan). On January 1, 2018, an aggregate of 29,603,616 ordinary shares were added to the 2016 Plan pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2016 Plan in the table above.

(3)
Includes 21,550,936 ordinary shares to be issued pursuant to outstanding options under our 2011 Plan, and 15,200,667 ordinary shares to be issued pursuant to outstanding options granted outside of our equity incentive plans.

(4)
As of December 31, 2017, no shares were available for grant under our 2011 Plan.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 4 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Broker non-votes and abstentions with respect to Proposal 4 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the approval.

The Board of Directors recommends that shareholders vote FOR approval of the BeiGene, Ltd. 2018 Employee Share Purchase Plan.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation of the Audit Committee of the Board of Directors (the "Audit Committee"), the Board of Directors has appointed Ernst & Young Hua Ming LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board of Directors recommends that shareholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our shareholders' best interests.

        Ernst & Young Hua Ming LLP has audited our financial statements for the fiscal years ended December 31, 2017 and 2016. We expect representatives of Ernst & Young Hua Ming LLP to be available telephonically at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Auditor's Fees

        The following table summarizes the fees of Ernst & Young Hua Ming LLP, our registered independent public accounting firm, billed to us for each of the last two fiscal years (in thousands).

Fee Category	2017	2016
Audit Fees(1)	$1,231	$1,241
Audit-related Fees	—	—
Tax Fees(2)	49	42
All Other Fees(3)	—	65
Total Fees	$1,280	$1,348

(1)
Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company's Quarterly Reports on Form 10-Q and audit services associated with our registration statements on Form S-1, prospectus supplements filed pursuant to Rule 424(b)(5) and other statutory and regulatory filings.

(2)
Tax fees consist of fees incurred for tax compliance, tax advice and tax planning and include fees for tax return preparation and tax consulting.

(3)
All other fees consist of fees incurred for accounting related consulting services.

Pre-approval Policies

        Our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by our Audit Committee for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's pre-approval policies and procedures.

        Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to the chairperson of the Audit Committee. The decisions of the chairperson to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to the management.

        The Audit Committee has considered the non-audit services provided by Ernst & Young Hua Ming LLP as described above and believes that they are compatible with maintaining Ernst & Young Hua Ming LLP's independence as our external auditor. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2017 and 2016 were approved pursuant to any waivers of the pre-approval requirement.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 5 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Shares that are voted "abstain" will not affect the outcome of this proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young Hua Ming LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

PROPOSAL 6
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as "say-on-pay," gives our shareholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee, or our Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually.

        As described in detail in the section of this Proxy Statement titled "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Board of Directors believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align the program with the interests of our shareholders and our "pay-for-performance" philosophy. We believe that philosophy is working given the Company's performance in 2017, which is discussed in more detail in the "Executive Compensation—Compensation Discussion and Analysis" section. 2017 was a transformational year for our Company, as evidenced by our total annual shareholder return of 222% for the period, which was exceeded by only one of our 2017 peer group companies. Further, our total shareholder return has been 245% since our initial public offering on February 3, 2016. During 2017, we made significant progress on our clinical development and business goals, including entering into a strategic collaboration with Celgene Corporation ("Celgene") and continuing to advance or initiate late-stage clinical trials of our drug candidates. We encourage our shareholders to read the "Executive Compensation—Compensation Discussion and Analysis" section as well as the table in the section below of this Proxy Statement titled "Executive Compensation—Summary Compensation Table" and other related compensation tables and narrative disclosures, which describe our executive compensation philosophy, programs, and practices and the 2017 compensation of our named executive officers.

        We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our shareholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Vote Required and Board of Directors' Recommendation

        Advisory approval of Proposal 6 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy vote. Broker non-votes and abstentions with respect to Proposal 6 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on our Board of Directors, the Compensation Committee or our Company. However, our Board of Directors and our Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that shareholders vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

 PROPOSAL 7
NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, we are also asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or they may choose to abstain from voting on this proposal.

        Our Board of Directors intends to consider carefully the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

        After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every year for future executive compensation advisory votes. The Board of Directors believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking regular input from our shareholders on corporate governance and executive compensation matters. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay vote to shareholders on an annual basis is not expected to impose any substantial additional costs on our Company. We believe that an annual vote would be the best governance practice for our Company at this time.

Vote Required and Board of Directors' Recommendation

        For the reasons discussed above, the Board of Directors recommends that shareholders vote to hold the advisory vote on executive compensation every year. Shareholders are not voting, however, to approve or disapprove of this particular recommendation. The proxy card provides for four choices and shareholders are entitled to vote on whether the advisory vote on executive compensation should be held every one, two, or three years or to abstain from voting on this proposal.

        Advisory approval of Proposal 7 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Broker non-votes and abstentions with respect to Proposal 7 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. With respect to this proposal, if none of the frequency options (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes cast by shareholders to be the frequency that has been recommended by shareholders. Proposal 7 is non-binding. Because this vote is advisory and not binding on us or our Board of Directors, our Board of Directors may decide that it is in our and our shareholders' best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our shareholders. However, the Board of Directors does intend to take the results of the vote on this proposal into account in its decision regarding the frequency with which our Company submits say-on-pay proposals in the future.

The Board of Directors recommends that shareholders vote FOR approval, on an advisory basis, of the holding of an advisory vote on the compensation of our named executive officers every year.

 TRANSACTION OF OTHER BUSINESS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our share capital as of April 20, 2018 by:

  •
  each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 698,942,730 ordinary shares outstanding as of April 20, 2018 and also lists applicable percentage ownership. Any options to purchase ordinary shares that are exercisable and RSUs that will vest within 60 days of April 20, 2018 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

        Unless otherwise noted below, the address of each person listed on the table is: c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders
Entities affiliated with Baker Bros. Advisors LP(1)	155,662,386	22.3%
Entities affiliated with Hillhouse Capital Management, Ltd.(2)	71,139,167	10.2
FMR LLC(3)	58,611,644	8.4
Entities affiliated with Wellington Management Group LLP(4)	49,576,878	7.1
Named Executive Officers and Directors
John V. Oyler(5)	71,501,248	10.1%
Howard Liang(6)	3,819,051	*
Amy Peterson(7)	924,999	*
Jane Huang(8)	815,728	*
Ji Li(9)	1,652,160	*
Timothy Chen(10)	477,072	*
Donald W. Glazer(11)	4,432,466	*
Michael Goller(12)	66,664	*
Ranjeev Krishana(13)	66,664	*
Thomas Malley(14)	928,488	*
Jing-Shyh (Sam) Su	—	—
Xiaodong Wang(15)	16,845,756	2.4
Qingqing Yi(16)	66,664	*

All Directors and Executive Officers as a Group (13 persons)(17)	101,596,960	14.1%

(1)
Based solely on a Form 4 and a Schedule 13D/A filed by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker on January 22, 2018, consists of (i) 15,737,460 ordinary shares held by 667, L.P., (ii) 139,740,274 ordinary shares held by Baker Brothers Life Sciences, L.P. (collectively, "Baker Funds"), and (iii) 92,326 ordinary shares held by Julian C. Baker, and (iv) 92,326 ordinary shares held by Felix J. Baker. Baker Bros. Advisors LP is the investment advisor to Baker Funds and has sole voting and investment power with respect to the shares held by Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. The managing members of Baker Bros. Advisors (GP) LLC are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(2)
Based solely on a Form 3 filed by Hillhouse Capital Management, Ltd. on February 1, 2018, consists of (i) 53,853,800 ordinary shares held by Gaoling Fund, L.P., (ii) 3,839,589 ordinary shares held by YHG Investment, L.P., and (iii) 13,445,978 ordinary shares held by BGN Holdings Limited. Hillhouse Capital Management, Ltd. acts as the sole general partner of YHG Investment, L.P. and the sole management company of Gaoling Fund, L.P. and Hillhouse Fund II, L.P., which owns BGN Holdings Limited. Mr. Lei Zhang may be deemed to have controlling power over Hillhouse Capital Management, Ltd. Mr. Lei Zhang disclaims beneficial ownership of all of the shares held by Hillhouse Fund II, L.P., except to the extent of his pecuniary interest therein. The registered address of Hillhouse Capital Management, Ltd. is c/o DMS House, 20 Genesis Close, PO Box 2587, George Town, Grand Cayman, Cayman Islands KY1 9008.

(3)
Based solely on a Schedule 13G/A filed by FMR LLC on February 13, 2018. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Based solely on a Schedule 13G filed by Wellington Management Group LLP on February 8, 2018. Wellington Management Group LLP is deemed to be the beneficial owner of 49,576,878 ordinary shares, with respect to which it reported shared voting power over 36,105,654 ordinary shares and shared dispositive power over 49,576,878 ordinary shares. The securities reported by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address for Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

(5)
Consists of (i) 16,175,118 ordinary shares held directly by Mr. Oyler; (ii) 7,398,711 shares issuable to Mr. Oyler upon exercise of share options exercisable within 60 days after April 20, 2018; (iii) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (iv) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler's father is a trustee, for the benefit of his minor child, for which Mr. Oyler disclaims beneficial ownership; (v) 7,952,787 ordinary shares held for the benefit of Mr. Oyler in a grantor retained annuity trust, of which Mr. Oyler's father is a trustee, for which Mr. Oyler disclaims beneficial ownership; and (vi) 29,872,444 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, for which Mr. Oyler's father is a trustee, for which Mr. Oyler disclaims beneficial ownership.

(6)
Consists of 3,819,051 ordinary shares issuable to Dr. Liang upon exercise of share options exercisable within 60 days after April 20, 2018.

(7)
Consists of (i) 225,002 ordinary shares held directly by Dr. Peterson and (ii) 699,997 ordinary shares issuable to Dr. Peterson upon exercise of share options exercisable within 60 days after April 20, 2018.

(8)
Consists of (i) 264,900 ordinary shares held directly by Dr. Huang and (ii) 550,828 ordinary shares issuable to Dr. Huang upon exercise of share options exercisable within 60 days after April 20, 2018.

(9)
Consists of (i) 475,000 ordinary shares held directly by Dr. Li and (ii) 1,177,160 ordinary shares issuable to Dr. Li upon exercise of share options exercisable within 60 days after April 20, 2018.

(10)
Consists of 477,072 ordinary shares issuable to Mr. Chen upon exercise of share options exercisable within 60 days after April 20, 2018.

(11)
Consists of (i) 4,327,642 ordinary shares held directly by Mr. Glazer; (ii) 38,160 ordinary shares held by Mr. Glazer's spouse, for which Mr. Glazer disclaims beneficial ownership and (iii) 66,664 ordinary shares issuable to Mr. Glazer upon exercise of share options exercisable within 60 days after April 20, 2018.

(12)
Consists of 66,664 ordinary shares issuable to Mr. Goller upon exercise of share options exercisable within 60 days after April 20, 2018.

(13)
Consists of 66,664 ordinary shares issuable to Mr. Krishana upon exercise of share options exercisable within 60 days after April 20, 2018.

(14)
Consists of (i) 390,000 ordinary shares held directly by Mr. Malley and (ii) 538,488 ordinary shares issuable to Mr. Malley upon exercise of share options exercisable within 60 days after April 20, 2018.

(15)
Consists of (i) 12,469,311 ordinary shares held directly by Dr. Wang; (ii) 4,152,073 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable within 60 days after April 20, 2018; and (iii) 224,372 ordinary shares held in a UTMA account for Dr. Wang's minor child, for which Dr. Wang disclaims beneficial ownership.

(16)
Consists of 66,664 ordinary shares issuable to Mr. Yi upon exercise of share options exercisable within 60 days after April 20, 2018.

(17)
Includes 19,080,036 ordinary shares issuable upon exercise of options within 60 days of April 20, 2018.

EXECUTIVE OFFICERS

        The following table sets forth the name, age and position of each of our executive officers as of April 25, 2018:

Name	Age	Position(s)
John V. Oyler	50	Founder, Chief Executive Officer and Chairman
Howard Liang, Ph.D.	54	Chief Financial Officer and Chief Strategy Officer
Amy Peterson, M.D.	51	Chief Medical Officer, Immuno-oncology
Jane Huang	45	Chief Medical Officer, Hematology
Ji Li	50	Executive Vice President, Global Head of Business Development

        You should refer to "Proposals 1, 2 and 3: Election of Directors" above for information about our Founder, Chief Executive Officer and Chairman, John V. Oyler. Biographical information for our other executive officers, as of April 25, 2018, is set forth below.

        Howard Liang, Ph.D. has served as our Chief Financial Officer and Chief Strategy Officer since July 2015. Prior to joining us, from 2005 to 2015, Dr. Liang was at Leerink Partners LLC, a leading investment bank specializing in the healthcare industry, where he served as a Managing Director and Head of Biotechnology Equity Research. Dr. Liang served as a Senior Biotechnology Analyst at two full-service investment banks: A.G. Edwards Inc., from 2004 to 2005, and JMP Securities, from 2003 to 2004. From 2000 to 2003, Dr. Liang served as an Associate Analyst at Prudential Securities, where he covered major and specialty pharmaceuticals. Before Wall Street, from 1992 to 2000, Dr. Liang was with Abbott Laboratories, where he was a Senior Scientist and a member of one of the pharmaceutical industry's leading structure-based discovery teams. During his career as a scientist, Dr. Liang authored a review and 13 papers including six in Nature, Science, and Proceedings of the National Academy of Sciences. Dr. Liang received his B.S. in Chemistry from Peking University and both his MBA and Ph.D. in Biochemistry and Molecular Biology from the University of Chicago.

        Amy Peterson, M.D. joined our Company in August 2016 as our Chief Medical Officer, Immuno-Oncology. Prior to joining us, Dr. Peterson served as Vice President of Clinical Development at Medivation, Inc. from December 2012 to July 2016 and as Senior Medical Director from August 2011 to December 2012. At Medivation, she was primarily responsible for the development of enzalutamide and talazoparib in breast and prostate cancers and of pidilizumab in diffuse large B-cell lymphoma. Dr. Peterson began her career in Industry when she joined the Exploratory Clinical Development group at Genentech in 2005. She ultimately served as Associate Group Medical Director reporting into the Vice President of Genentech Research and Early Development, and was responsible for the development of many early stage molecules targeting multiple major pathways in oncology. Prior to joining Genentech, Dr. Peterson was a Clinical and Research Fellow (2000-2004), and subsequently an Instructor of Medicine (2004-2005) in the Hematology/Oncology Division at the University of Chicago, where she conducted translational research in tumor immunology in conjunction with Dr. Thomas F. Gajewski. Dr. Peterson received her M.D. from Thomas Jefferson University, and completed her residency in Internal Medicine at Northwestern Memorial Hospital. She holds a Bachelor of Arts degree from Wesleyan University.

        Jane Huang, M.D. joined our Company in September 2016 as our Chief Medical Officer, Hematology. Prior to joining us, Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016, where she oversaw global clinical development of the BTK inhibitor, acalabrutinib. Previously, she worked at Genentech from 2005 to March 2015, serving most recently as Group Medical Director, where she played a leading role in drug development programs for several molecules at all stages of development, including venetoclax and obinutuzumab. She is also an Adjunct Clinical Assistant Professor in Oncology at Stanford University, specializing in Thoracic Oncology. Dr. Huang received her Bachelor of Science degree in Biological Sciences from

Stanford University and her M.D. from University of Washington School of Medicine. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in Internal Medicine and fellowships in Hematology and Oncology at Stanford University.

        Ji Li, Ph.D. joined our Company in May 2016 as our Executive Vice President, Global Head of Business Development. Prior to joining us, Dr. Li served as Vice President of Business Development and Licensing at Merck Inc. from December 2013 to 2016, where he was responsible for late-stage inbound and outbound business development opportunities across all therapeutic areas globally. From August 2010 to August 2013, Dr. Li served as Executive Licensing Director for External Research and Development at Amgen, where he led the company's efforts in sourcing and evaluation of product partnering opportunities across all therapeutic areas and at all stages of drug development. He served as a member of our Board of Directors from January 2015 to February 2016. Dr. Li received his B.S. in Pharmacology from Shanghai Medical University and his Ph.D. in Neuroscience from Mount Sinai School of Medicine.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2017, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        We have a related party transactions policy that requires transactions between us and any director, executive officer, holder of 5% or more of any class of our capital shares or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled "Director Compensation" and "Executive Compensation."

Purchases of Securities

        Since January 1, 2017, certain of our 5% shareholders and their affiliates with whom our directors are affiliated purchased ADSs in our public offerings, as listed in the following table. Each of those purchases was made through the underwriters at the public offering price.

Purchaser(1)	Offering Date	Number of ADSs	Public Offering Price per ADS	Total Purchase Price
Entities affiliated with Baker Bros. Advisors LP(2)	August 2017	176,056	$71.00	$12,499,976
	January 2018	1,980,198	$101.00	$199,999,998
Entities affiliated with Hillhouse Capital Management, Ltd.(3)	August 2017	176,056	$71.00	$12,499,976
	January 2018	1,575,477	$101.00	$159,123,177

(1)
See "Security Ownership of Certain Beneficial Owners and Management" for more information about the shares held by the above identified shareholders.

(2)
Michael Goller and Ranjeev Krishana, members of our Board of Directors, are, respectively, a Partner and Head of International Investments of Baker Bros. Advisors LP, affiliates of which collectively hold more than 5% of our voting securities.

(3)
Qingqing Yi, a member of our Board of Directors, is a Partner at Hillhouse Capital, affiliates of which collectively hold more than 5% of our voting securities.

Consulting Arrangement

        Dr. Xiaodong Wang, our Founder, Chairman of our Scientific Advisory Board and director, has been providing scientific and strategic advisory services to us. Dr. Wang currently receives an annual fixed consulting fee of $100,000. In April 2017, we granted him a cash bonus in the amount of $86,176. In September 2017, we granted him an option to purchase 750,000 ordinary shares that had a grant date fair value of $4,133,325 and 410,000 RSUs that had a grant date fair value of $3,155,114. As of December 31, 2017, the aggregate number of shares subject to options held by Dr. Wang was 7,631,099 and subject to RSUs held by Dr. Wang was 410,000. In February 2018, we granted him a cash bonus in the amount of $150,000.

Employment Agreements

        For more information regarding employment agreements with our named executive officers, see "Executive Compensation—Employment Agreements with Our Named Executive Officers."

Indemnification Agreements

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each officer or director shall be indemnified out of assets of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

        In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Registration Rights

        Pursuant to an investors' rights agreement and a registration rights agreement, on May 26, 2017, we filed a registration statement on Form S-3 on behalf of certain shareholders, registering 299,279,370 ordinary shares in the form of 23,021,490 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our Compensation Committee has at any time during 2017 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2017, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, except for a Form 4 for each of Mr. Oyler and Dr. Wang reporting share option and RSU grants on September 27, 2017, which were filed on October 2, 2017.

CORPORATE GOVERNANCE

Composition of Our Board of Directors

        Our Board of Directors currently consists of nine members. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. We have no formal policy regarding board diversity. Our Nominating and Governance Committee's and Board of Directors' priority in selecting board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, industry and the locations in which we operate, understanding of the competitive landscape and professional and personal experiences and relevant expertise. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

        Our articles provide that our directors may be removed by the affirmative vote of the holders of at least two-thirds of the votes cast at a shareholder meeting and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

        In accordance with the terms of our articles, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

  •
  Our Class I directors are Timothy Chen, John V. Oyler and Jing-Shyh (Sam) Su;

  •
  Our Class II directors are Donald W. Glazer, Michael Goller and Thomas Malley; and

  •
  Our Class III directors are Ranjeev Krishana, Xiaodong Wang and Qingqing Yi.

        Our amended and restated memorandum and articles of association provide that the authorized number of directors may be changed only by ordinary resolution of the shareholders if the number of directors is reduced to less than three. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board of Directors.

Board and Committee Matters

        Our Board of Directors has determined that all members of the Board of Directors, except John V. Oyler and Xiaodong Wang, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making this independence determination, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of our Board of Directors and each of our committees will continue to comply with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Corporate Governance

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at http://ir.beigene.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Meetings and Committees

        Our Board of Directors held 10 meetings during 2017. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2017, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served, except Xiaodong Wang. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances. Two of our eight then-serving directors attended our 2017 annual general meeting of shareholders.

        During 2017, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

        Thomas Malley, Timothy Chen and Qingqing Yi currently serve on the Audit Committee, which is chaired by Thomas Malley. Our Board of Directors has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined in the rules of the SEC and the NASDAQ Stock Market. Our Board of Directors has designated Thomas Malley as an "audit committee financial expert," as defined in SEC rules. The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending, based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing earnings releases.

        The Audit Committee held six meetings during 2017. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the Audit Committee charter is available on our website at http://ir.beigene.com under "Corporate Governance."

Compensation Committee

        Qingqing Yi, Ranjeev Krishana and Timothy Chen currently serve on the Compensation Committee, which is chaired by Qingqing Yi. Our Board of Directors has determined that each member of the Compensation Committee is "independent" as that term is defined in the rules of the NASDAQ Stock Market. The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and Chief Financial Officer;

  •
  evaluating the performance of our Chief Executive Officer and Chief Financial Officer in light of such corporate goals and objectives and recommending to the Board of Directors for approval our Chief Executive Officer's and Chief Financial Officer's compensation based on that evaluation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the rules of the NASDAQ Stock Market;

  •
  retaining and approving the compensation of any compensation advisors;

  •
  reviewing and approving our policies and procedures for the grant of equity-based awards;

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation;

  •
  preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

  •
  reviewing and discussing with the Board of Directors corporate succession plans for the Chief Executive Officer and other key officers.

        The Compensation Committee held seven meetings during 2017. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://ir.beigene.com under "Corporate Governance."

Nominating and Corporate Governance Committee

        Donald W. Glazer and Michael Goller currently serve on the Nominating and Corporate Governance Committee, which is chaired by Donald W. Glazer. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the Board of Directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

  •
  identifying individuals qualified to become members of the Board of Directors;

  •
  recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the Board of Directors a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee held three meetings during 2017. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at http://ir.beigene.com under "Corporate Governance."

Director Nominations

        The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Nominating and Corporate Governance Committee has adopted policies and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.

        The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the policies and principles in our Corporate Governance Guidelines and the Committee's charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors' consideration and review the candidates' qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.

        Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications, including diversity, for its candidates for membership on the Board of Directors. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. Our Nominating and Corporate Governance Committee's and Board of Directors' priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and relevant expertise.

Director Nominations by Shareholders

        Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the timeframe set forth by our memorandum and articles of association and SEC rules to BeiGene, Ltd., c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attention: Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate's name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by our board of directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next shareholder meeting and (ii) to serve as a director if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Shareholder Communications

        The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Secretary via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: Board of Directors c/o Secretary.

        For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: [Name of Individual Director].

        We will forward by Regular Mail any such shareholder communication to each director, and the Chairman of the Board of Directors in his capacity as a representative of the Board of Directors, to whom such shareholder communication is addressed to the address specified by each such director and the Chairman of the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

        Our Chief Executive Officer, John V. Oyler, is the Chairman of the Board of Directors. The Board of Directors believes that Mr. Oyler is the director best suited to identify strategic opportunities and focus of the Board of Directors due to his extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairman and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors. We do not have a lead independent director.

        Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year.

        Each of our board committees also oversees the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, Ernst & Young Hua Ming LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young Hua Ming LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young Hua Ming LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee discussed with Ernst & Young Hua Ming LLP the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young Hua Ming LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young Hua Ming LLP's independence in performing the audit.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE
Thomas Malley (Chairperson) Timothy Chen Qingqing Yi

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and makes recommendations to the full Board of Directors on compensation for our Chief Executive Officer and Chief Financial Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than the Chief Executive Officer. Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. This section discusses the principles underlying our policies and decisions with respect to the compensation of certain of our named executive officers, and material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2017 are:

  •
  John V. Oyler, our Founder, Chief Executive Officer and Chairman;

  •
  Howard Liang, our Chief Financial Officer and Chief Strategy Officer;

  •
  Amy Peterson, our Chief Medical Officer, Immuno-oncology;

  •
  Jane Huang, our Chief Medical Officer, Hematology; and

  •
  Ji Li, our Executive Vice President, Global Head of Business Development.

        Because this is our Company's first shareholder advisory vote on executive compensation, we have not considered any previous shareholder advisory votes on executive compensation in determining compensation policies and decisions.

2017 Business Highlights

        2017 was a transformational year for our Company, as evidenced by our annual total shareholder return of 222% for the period, which was exceeded by only one of our 2017 peer companies. Further, our total shareholder return has been 245% since our initial public offering on February 3, 2016.

        As described below, during 2017, we made significant progress on our clinical development and business goals, including the following that affected our executive compensation:

  •
  Entered into a strategic collaboration with Celgene in which we granted Celgene exclusive rights to develop and commercialize tislelizumab for solid tumors in the United States, Europe, Japan, and the rest of the world outside of Asia. We retained rights to tislelizumab for solid tumors in Asia (ex-Japan) and for hematological malignancies and internal combinations globally. In connection with the Celgene collaboration, we obtained an exclusive license to market Celgene's approved cancer therapies ABRAXANE®, REVLIMID®, and VIDAZA® in China, excluding Hong Kong, Macau and Taiwan, which has allowed us to generate product revenue in China since September 2017. We also acquired Celgene's commercial operations and personnel in China, which we expect to expand in preparation for the potential launch of our own internally-developed drug candidates and our other in-licensed drug candidates in China;

  •
  Continued to advance or initiate late-stage clinical trials of our product candidates zanubrutinib, tislelizumab and pamiparib:

  Zanubrutinib

    •
    Completed enrollment in a pivotal Phase 2 trial in China in patients with chronic lymphocytic leukemia ("CLL") and small lymphocytic lymphoma ("SLL");

    •
    Completed enrollment in a pivotal Phase 2 trial in China in patients with relapsed/refractory mantle cell lymphoma ("MCL");

    •
    Initiated a global Phase 3 trial compared to bendamustine and rituximab in treatment-naïve patients with CLL / SLL;

    •
    Initiated a global pivotal Phase 2 trial in combination with GAZYVA® (obinutuzumab) in patients with relapsed or refractory follicular lymphoma;

    •
    Initiated a pivotal Phase 2 trial in China in patients with Waldenström's macroglobulinemia ("WM"); and

    •
    Initiated a global Phase 3 trial compared to ibrutinib in patients with WM.

  Tislelizumab

    •
    Completed enrollment in a pivotal Phase 2 trial in China in patients with relapsed/refractory classical Hodgkin's lymphoma; and

    •
    Initiated a global Phase 3 trial as a second- or third-line treatment for patients with advanced lung cancer.

  Pamiparib

    •
    Initiated a pivotal Phase 2 trial in China in patients with advanced ovarian cancer.

  •
  Initiated clinical development for our most recent drug candidate, BGB-A333, as monotherapy and in combination with tislelizumab in advanced solid tumors;

  •
  Significantly expanded our global operations, with a team of over 900 employees, including a research team of over 150 employees in Beijing, a clinical team of over 300 employees in the United States, China and Australia, and a growing commercial team of over 200 employees in China;

  •
  Established a joint venture with the Guangzhou Development District to build a commercial biologics manufacturing facility in Guangzhou, China;

  •
  Completed an underwritten public offerings in which we raised $188.5 million in net proceeds; and

  •
  Completed 2017 with $837.5 million in cash, cash equivalents and short-term investments.

        As described in more detail below, under the heading "—2017 Annual Cash Incentive Program," our Board of Directors determined that our bonus pool should be funded at 140% of target based on our Company's extraordinary performance during the year.

Recent 2018 Business Highlights

        In addition to our accomplishments during 2017, we have achieved the following since the beginning of 2018:

  •
  Completed an underwritten public offering in which we raised $758.0 million in net proceeds;

  •
  Entered into an exclusive license agreement with Mirati Therapeutics, Inc. ("Mirati") for the development, manufacturing and commercialization of Mirati's sitravatinib, an investigational tyrosine kinase inhibitor, in Asia (excluding Japan), Australia and New Zealand;

  •
  Entered into a commercial supply agreement for tislelizumab with Boehringer Ingelheim;

  •
  Initiated a global Phase 3 trial of tislelizumab in patients with previously untreated advanced hepatocellular carcinoma ("HCC");

  •
  Initiated a global Phase 3 trial of tislelizumab in patients with advanced unresectable or metastatic esophageal squamous cell carcinoma;

  •
  Initiated a pivotal Phase 2 trial of tislelizumab in China in patients with previously treated advanced HCC;

  •
  Initiated a global Phase 2 trial of tislelizumab in patients with relapsed or refractory mature T-and NK-cell lymphomas;

  •
  Announced the commercial availability of VIDAZA® (azacitidine for injection) in China for patients with Intermediate-2 / High-risk myelodysplastic syndrome ("MDS"), acute myeloid leukemia ("AML") with 20-30% bone marrow blasts and chronic myelomonocyte leukemia ("CMML"); and

  •
  Secured approval for REVLIMID® (lenalidomide) by the China Food and Drug Administration ("CFDA") for the treatment of multiple myeloma ("MM") in combination with dexamethasone in adult patients with previously untreated MM who are not eligible for transplant.

Overview of Our Compensation Programs

        Our Compensation Committee strives to ensure that our compensation programs are aligned with the interests of our shareholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Key elements of our compensation programs include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives	Variable component of pay based on annual corporate and individual performance
Equity incentive compensation
To encourage executives and other employees to focus on long-term company performance and align their interests with shareholders; to promote retention; to reward outstanding company and individual performance
Typically, subject to multi-year vesting based on continued service and are primarily in the form of share options and RSUs, the value of which depends on the performance of our ADS price, in order to align employee interests with those of our shareholders over the longer-term

        In addition to our direct compensation elements, the following features of our compensation programs are designed to align our executive officers with shareholder interests and with market best practices:

What We Do	What We Don't Do
✓ Maintain an industry-specific peer group for benchmarking pay	× Allow hedging of equity
✓ Target pay based on market norms	× Re-price share options
✓ Deliver executive compensation primarily through performance-based pay	× Provide excessive perquisites
✓ Set challenging short-term incentive award goals (beginning in 2018)	× Provide supplemental executive retirement plans
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees	× Provide tax gross-up payments for change-of-control payments
✓ Consult with an independent compensation advisor on compensation levels and practices

Compensation Consultants

        The Compensation Committee retained Willis Towers Watson ("WTW") through October 2017 and Frederic W. Cook & Co., Inc. ("FW Cook") since November 2017 to assist in an evaluation of our compensation philosophy, validate our compensation peer group, develop competitive market data to benchmark the compensation for our named executive officers and advise on matters related to our compensation structure and programs generally. The compensation consultants also consulted with the Compensation Committee about non-employee director compensation. Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committee has determined that their relationship with WTW and FW Cook and the work performed by WTW and FW Cook on behalf of the Compensation Committees has not raised any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

        In evaluating the total compensation of our named executive officers, our Compensation Committee, using information provided by our compensation consultants, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

  •
  companies whose market capitalization, revenue, stage of development, and number of employees are similar, though not necessarily identical, to ours;

  •
  companies with similar executive positions to ours;

  •
  companies against which we believe we compete for executive talent; and

  •
  public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

        Based on these criteria, our peer group for 2017, referred to as our 2017 peer group, as approved by our Compensation Committee, was comprised of the following 18 companies:

Acceleron Pharm Inc.	Clovis Oncology, Inc.	MacroGenics, Inc.
Agios Pharmaceuticals, Inc.	Epizyme, Inc.	NewLink Genetics Corporation

Array BioPharm Inc.	Exelixis, Inc.	Puma Biotechnology, Inc.
bluebird bio, Inc.	Five Prime Therapeutics, Inc.	Radius Health, Inc.
Blueprint Medicines Corporation	Juno Therapeutics, Inc.	Seattle Genetics, Inc.
Celldex Therapeutics, Inc.	Kite Pharma, Inc.	Tesaro, Inc.

        We believe that the compensation practices of our 2017 peer group provided us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers during 2017. Notwithstanding the similarities of the 2017 peer group to our Company, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. Accordingly, in 2017, our Compensation Committee generally targeted compensation for our executive officers as follows:

  •
  base salaries at approximately the 50th percentile of the salaries in our 2017 peer group;

  •
  annual target cash incentive award opportunities at approximately the 50th percentile of our 2017 peer group; and

  •
  total annual equity incentive awards at or above the 75th percentile of our 2017 peer group, provided in the form of share options and RSUs.

        In addition, our Compensation Committee may consider other criteria, including market factors, the experience level of the executive and the executive's performance against company goals, in determining variations to this general target range.

        For purposes of compensation in 2018, our Compensation Committee, with the advice of FW Cook, examined our 2017 peer group in light of our continued growth throughout 2017, the stage of development of our clinical programs, and changes in our market capitalization. With reference to these and other key business metrics, companies whose market capitalization and/or whose number of employees that were at the low end, below, or significantly above our targeted range were removed and new companies were added to the peer group for 2018.

        Our peer group for 2018, as approved by our Compensation Committee, is comprised of the following 16 companies:

Agios Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	Radius Health, Inc.
Alkermes plc	Incyte Corporation	Seattle Genetics, Inc.
Alnylam Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc	Tesaro, Inc.
bluebird bio, Inc.	Juno Therapeutics, Inc.	United Therapeutics Corporation
Exelixis, Inc.	Nektar Therapeutics
FibroGen, Inc.	Puma Biotechnology, Inc.

        Kite Pharma, Inc. was removed from the peer group because it was acquired. Array BioPharm Inc.; Blueprint Medicines Corporation; Celldex Therapeutics, Inc.; Clovis Oncology, Inc.; Epizyme, Inc.; MacroGenics, Inc.; and NewLink Genetics Corporation were removed from the peer group because of their smaller market capitalization relative to our Company. Acceleron Pharm Inc. and Five Prime Therapeutics, Inc. were removed from the peer group because they have lower headcount and are at a different development stage relative to our Company. Alkermes plc; Alnylam Pharmaceuticals, Inc.; FibroGen, Inc.; Halozyme Therapeutics, Inc.; Incyte Corporation; Jazz Pharmaceuticals plc; Nektar Therapeutics; and United Therapeutics Corporation were added to the peer group because of their comparable market capitalization and stage of development.

Other Key Performance Factors in Determining Executive Compensation

        As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits, are inappropriate for a biopharmaceutical company such as our Company. Instead, the specific performance factors our Compensation Committee considers when determining the compensation of our named executive officers include:

  •
  key research and development achievements;

  •
  initiation and progress of clinical trials for our drug candidates;

  •
  expansion of our commercialization, manufacturing and operational capabilities;

  •
  achievement of regulatory milestones;

  •
  establishment and maintenance of key strategic relationships and new business initiatives, including financings; and

  •
  development of organizational capabilities and management of our growth.

        These performance factors are considered by our Compensation Committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executive officers.

Compensation Objectives and Philosophy

        Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified pre-determined quantitative and qualitative individual and company performance goals and objectives and to align the interests of our senior management team with those of our shareholders in order to attain our ultimate objective of increasing shareholder value.

        We may award annual merit-based increases in base salary based upon an assessment of each executive's performance and the scope of his or her responsibilities. Our 2017 annual incentive program was designed to reward annual achievements based upon quantitative and qualitative Company performance as well as individual performance. We awarded cash incentive payments to our named executive officers and the other members of our senior management team under our 2017 annual incentive program, which is described in more detail below. We implemented a formal bonus plan with pre-established goals and weightings for the first time in 2018.

        We typically make equity grants to our executive officers upon commencement of their employment and annually following a review of their individual performance. We do not have any pre-established targets for allocations or apportionment by type of compensation, but our pay philosophy generally emphasizes equity compensation over cash to strengthen executive officers' alignment with shareholders. The mix of compensation components is designed to reward annual results as well as drive long-term company performance and create shareholder value.

Base Salary

        We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Our Compensation Committee typically determines the base salary for each executive based on the executive's responsibilities, experience and, if applicable, the base salary level of the executive prior to joining our Company. In addition, our Compensation Committee reviews and considers the level of base salary paid by companies in our peer group for similar positions. Generally, our Compensation Committee believes our executives' base salaries should be targeted at approximately the 50th percentile of the salaries in our peer group.

        Merit-based increases in base salary for our executive officers, other than our Chief Executive Officer and Chief Financial Officer, are determined by our Compensation Committee based upon a summary of the executive officer's performance and a recommendation from our Chief Executive Officer. Any merit-based increase in base salary for our Chief Executive Officer and Chief Financial Officer is based upon an assessment of performance by our Compensation Committee, input from the Board of Directors and a review by our Compensation Committee of the base salary of chief executive officers and chief financial officers in our peer group.

        In April 2017, based on our Compensation Committee's recommendation, our Board of Directors approved a merit increase in base salary from $350,000 to $590,000 for Mr. Oyler and from $350,000 to $390,000 for Dr. Liang. The merit increase in base salary for Mr. Oyler was based on his significant contributions to our Company and his leadership and was intended to be competitive with the market for his position. The Compensation Committee set Mr. Oyler's 2017 base salary near the 50th percentile of our applicable peer group. There was no merit increase for our other named executive officers in 2017 because they had only recently joined our Company.

2017 Annual Cash Incentive Program

        In February 2017, our Compensation Committee approved the annual cash incentive program for 2017, including each executive officer's target award as a percentage of his or her base salary. As noted above, prior to 2018, we did not have a formal bonus program with pre-established targets or weightings. Rather, the Compensation Committee made a determination following the end of each year based upon overall Company and individual performance for such year. Accordingly, following 2017, the Compensation Committee determined that the 2017 bonus pool would fund at 140% of target based on achievements during the year as described more fully above. Therefore, the actual incentive awards for our named executive officers eligible to participate in our 2017 annual cash incentive program exceeded their respective bonus targets. In addition, the Compensation Committee recommended, and the Board of Directors approved, the funding of Mr. Oyler's bonus at greater than 140% of target in recognition of his extraordinary accomplishments during 2017, including the entry of our strategic collaboration with Celgene and his leadership in our significant research and development efforts.

        The table below shows the target award under the incentive program as a percentage of each named executive officer's annual base salary in 2017, the target cash award opportunity in dollars for 2017 and the actual cash bonus payments to our named executive officers for 2017 performance, which were paid in March 2018, as well as the actual bonus payment as a percentage of the target award opportunity.

Name	2017 Target Award (% of Base Salary)	2017 Target Award Opportunity ($)	2017 Actual Bonus Payment ($)	2017 Actual Bonus Payment (% of Target Award Opportunity)
John V. Oyler	54%	320,000	600,000	188%
Howard Liang	40%	156,000	218,400	140%
Amy Peterson	40%	160,000	224,000	140%
Jane Huang	40%	160,000	224,000	140%
Ji Li	40%	140,000	140,000	100%

Equity Awards

        Our equity award program is designed to:

  •
  reward demonstrated leadership and performance;

  •
  align our executive officers' interests with those of our shareholders;

  •
  retain our executive officers through the term of the awards;

  •
  maintain competitive levels of executive compensation; and

  •
  motivate our executive officers for outstanding future performance.

        The market for qualified and talented executives in the biopharmaceutical industry is highly competitive, and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of the executive compensation packages we offer.

        Historically, our equity awards have generally taken the form of share options, and beginning in September 2017, RSUs. We typically make equity award grants to each of our executive officers upon commencement of employment, annually in connection with our review of individual performance, in connection with a promotion, or as a special incentive.

        All equity awards to our executive officers are approved by our Compensation Committee and, other than equity awards to new hires, are typically granted by our Compensation Committee in the middle of the year. The size of equity awards varies among our executive officers based on their positions and annual performance assessments. In addition, our Compensation Committee reviews all components of the executive's compensation to ensure that his or her total compensation is aligned with our overall philosophy and objectives. All share options granted to our executives have exercise prices equal to the fair market value of our ordinary shares on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers' compensation is at risk and is directly aligned with shareholder value creation.

        In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executives to add value to the Company over the long term and to remain with our Company. Typically, the share options we grant to our executives have a 10-year term and vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of employment and exercise rights on vested options typically cease three months following termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder of a share option does not have any rights as a shareholder with respect to the shares subject to that option, including voting rights or the right to receive dividends or dividend equivalents. Historically, our equity awards have taken the form of share options, but we began granting RSUs in addition to share options in September 2017 to help conserve our available share pool in light of our extraordinary employee growth during 2017. RSUs generally vest in equal annual installments over four years. As part of the ongoing review of our compensation strategy and practices, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from our compensation consultant. The Compensation Committee believes that this deliberate mix of equity ensures that wealth creation remains tied to share performance (via share options), and promotes retention (through RSUs). The Compensation Committee may adjust the mix of award types or approve different award types as part of the Company's overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee's assessment of the total compensation package being offered.

        In connection with the annual review of each executive officer's individual performance and consistent with our compensation philosophy, in June 2017, our Compensation Committee approved annual equity incentive awards for our named executive officers (except for Mr. Oyler, our Chief Executive Officer) serving at that time. In September 2017, based on the recommendation of our Compensation Committee, our Board of Directors approved annual incentive awards for Mr. Oyler. The Compensation Committee set Mr. Oyler's equity compensation near the 75th percentile of our applicable peer group, because the Compensation Committee believed that a meaningful grant of equity awards was necessary and appropriate to reward Mr. Oyler for performance in 2016 and 2017 to date, to enhance retention and to further incent and align Mr. Oyler's interests with shareholders. The annual equity incentive awards granted to our named executive officers serving at that time are set forth in the table below:

Name	Option Award (#)	RSU Award (#)
John V. Oyler	935,000	515,000
Howard Liang	1,250,000	—
Amy Peterson	1,016,178	—
Jane Huang	980,465	—
Ji Li	750,000	—

        The equity awards granted to our named executive officers during 2017, and the grant date fair value of those awards determined in accordance with Financial Accounting Standards Board ("FASB"), Accounting Standards Codification, or ASC, Topic 718, are shown in the 2017 Grants of Plan-Based Awards table below.

Insider Trading Policy

        Our insider trading policy expressly prohibits short sales and derivative transactions of our shares by our named executive officers, directors and specified other employees, including short sales "against the box"; purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy expressly prohibits our named executive officers, directors and specified other employees from purchasing our securities on margin or borrowing against company securities held in a margin account.

Benefits and Other Compensation

        Other compensation to our executives consists primarily of the broad-based benefits that we provide to all full-time employees (which may vary based on the location of employment), including health insurance, life and disability insurance, dental insurance, and retirement benefits.

        In addition, our full-time employees in the People's Republic of China ("PRC"), including some of our named executive officers, participate in a government mandated defined contribution plan, pursuant to which pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that our PRC subsidiaries make contributions to the government for these benefits based on percentages of the employees' salaries.

        Our U.S. subsidiary maintains a 401(k) retirement plan for all of its full-time employees in the United States, including some of our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Pursuant to the 401(k) plan, participants will be able to elect to defer their current compensation by up to the statutorily prescribed annual limit (which was $18,000 in 2017), with additional salary deferral amounts not to exceed $24,000 available to participants beginning in the year they become 50 years of age. Our U.S. subsidiary matches 50% of employee contributions, limited to the first 6% of compensation, with employer-matching contributions vesting 50% after one year and fully vested after the second anniversary of the employment date.

        Subject to shareholder approval, we plan to adopt the 2018 ESPP, pursuant to which our employees, including our named executive officers, will have an opportunity to purchase our ordinary shares (including in the form of ADSs) at a discount on a tax-qualified basis through payroll deductions. The 2018 ESPP is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The purpose of the 2018 ESPP is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes, as disclosed in this Proxy Statement. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Rule 10b5-1 Plans

        Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our Company.

2018 Compensation for Our Named Executive Officers

Base Salary

        With respect to Mr. Oyler, our Chief Executive Officer, at the beginning of 2018, our Compensation Committee reviewed Mr. Oyler's overall compensation, and based on the recommendation of our Compensation Committee, our Board of Directors determined, based on his accomplishments during 2017 and comparison to the base salaries of chief executive officers in our 2018 peer group, to increase his annual base salary from $590,000 to $650,000, which approximated the 25th percentile of our 2018 peer group.

        At the beginning of 2018, our Compensation Committee and/or Board of Directors approved merit increases in base salary for each of our remaining named executive officers serving at that time, based upon the Company's performance, each executive officer's performance and the comparison to the base salary of similar executive officers in our 2018 peer group. The 2018 salaries for most executive officers who received increases are generally below the 50th percentile of our 2018 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving at the beginning of 2018:

	Base Salary
Name	2017 ($)	2018 ($)	Increase (%)
John V. Oyler	590,000	650,000	10%
Howard Liang	390,000	425,000	9%
Amy Peterson	400,000	425,000	6%
Jane Huang	400,000	425,000	6%
Ji Li	350,000	350,000	—

Cash Incentive Compensation

        In March 2018, based on the recommendation of our Compensation Committee, our Board of Directors approved our annual cash incentive program for 2018. This is the first year since our initial public offering in 2016 that our bonus plan is based on pre-established, quantifiable objectives. In previous years, rapid changes within our business led the Compensation Committee to believe that it was not possible to set meaningful pre-established annual goals.

        The annual incentive program is designed to reward each named executive officer for our corporate performance (weighted 75%) and such officer's individual contributions and performance toward achieving key corporate goals (weighted 25%). The performance metrics against which our executive officers are measured are clearly communicated, measurable, and consistently applied, and include corporate goals, such as research, clinical development and regulatory milestones, financial goals, commercial goals, and organizational goals. Potential payouts range from 0% to 150% of the target opportunity to align delivered pay with actual performance.

        The 2018 corporate objectives are summarized as follows:

2018 Company Goals	Weighting (% Corporate Portion)
Business Development
• Establish strategic relationships to benefit the pipeline and commercial aspects of our business	10%
Clinical Development/Regulatory
• Execute on key enrollment and regulatory objectives	45%
Commercial
• Achieve organizational and commercial launch preparation goals	10%
Finance/Strategy
• Attain various corporate financial and strategic objectives	10%
Manufacturing
• Achieve various organizational and operational goals	20%
Research
• Achieve stated research objectives	5%

        The table below shows the target award under the cash incentive program as a percentage of each named executive officer's annual base salary in 2018, as well as the target cash award opportunity in dollars for 2018.

Name	2018 Target Award (% of Base Salary)	2018 Target Award Opportunity ($)
John V. Oyler	65%	422,500
Howard Liang	50%	212,500
Amy Peterson	50%	212,500
Jane Huang	50%	212,500
Ji Li	50%	175,000

        In determining the 2018 actual cash incentive compensation for our named executive officers under the 2018 annual incentive program, our Compensation Committee will review the performance of the Company during 2018. Our Compensation Committee retains the discretion under the 2018 annual incentive program to adjust downward any bonus award or the bonus pool as it deems appropriate. We expect to pay any cash incentive awards made under our 2018 annual incentive program in the first quarter of 2019.

        2018 target total cash compensation resulting from salaries and targets under the 2018 cash incentive program as described above is below the 50th percentile of our 2018 peer group for most of our named executive officers, including our Chief Executive Officer, who is near the peer 25th percentile.

Equity Awards

        On April 30, 2018, we granted a special equity award to our Chief Executive Officer in recognition of his extraordinary leadership and our achievements in 2017 and 2018 to date, which are summarized above under "2017 Business Highlights" and "Recent 2018 Business Highlights." Specifically, he was granted $15.0 million in long-term incentive awards, $7.5 million of which is in the form of share options and $7.5 million of which is in the form of time-vested RSUs. The vesting of the awards is consistent with our standard practice for awards granted to ongoing employees. The options have a 10-year term and vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of the grant date. The RSUs vest in equal annual installments over four years. We plan to grant the Chief Executive Officer's regular annual equity award at the same time that we grant annual equity awards to the rest of our employees later in 2018.

Equity Granting Practices

Delegation to Our Chief Executive Officer and/or Chief Financial Officer

        Currently, all of our employees, including our named executive officers, are eligible to participate in our 2016 Plan. All new full-time employees are granted share options and/or RSUs when they start employment and all continuing employees are eligible for share option and/or RSU awards on an annual basis based on performance and upon promotions to positions of greater responsibility. Our Compensation Committee has delegated to Mr. Oyler, our Chief Executive Officer, and/or Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, the authority to make equity awards under our 2016 Plan to new hires and in connection with promotions and with our annual incentive program, in each case other than to employees with a title of senior vice president or above or who are subject to Section 16 of the Exchange Act. The value of shares underlying share options and the value of RSUs either of them may grant to any one individual must be within a range based on job title specifically set by our Compensation Committee for these awards, and the aggregate number of shares underlying share options and the number of RSUs either of them may grant within a period must be within specified limits set by our Compensation Committee for these awards. The exercise price of share options must be equal to 1/13 of the closing price of our ADSs on the NASDAQ Global Market on the date of grant. With respect to share option awards and RSUs to new hires other than the employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang approves the award in connection with such hire and provides that the award is to be granted to the new hire on the last trading day of the calendar month following the date of his or her first date of regular employment. With respect to share option and RSU awards made in connection with promotions other than of employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang approves the award in connection with such promotion and provides that the award is to be granted on the last trading day of the calendar month following the date of such promotion. We are required to maintain a list of share options and RSUs granted pursuant to this delegated authority and periodically report to our Compensation Committee such awards.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, our Compensation Committee recommended to our Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 28, 2018.

THE COMPENSATION COMMITTEE
Qingqing Yi (Chairperson) Timothy Chen Ranjeev Krishana

Summary Compensation Table

        The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2017, 2016 and 2015 to each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
John V. Oyler	2017	515,041	(2)	600,000	(3)	3,963,131	5,152,879	60,474	(2)(4)	10,291,525
Founder, Chief Executive	2016	350,004	(5)	320,000	(6)	—	3,963,960	7,952	(5)(7)	4,641,916
Officer and Chairman	2015	344,705	(8)	172,352	(9)	—	3,890,991	16,206	(8)(10)	4,424,254
Howard Liang	2017	380,000		218,400	(3)	—	3,017,750	8,100	(11)	3,624,251
Chief Financial Officer	2016	350,001		182,001	(6)	—	3,392,840	7,875	(11)	3,932,717
and Chief Strategy Officer	2015	160,417		48,650	(9)	—	1,622,880	—		1,831,947
Amy Peterson	2017	400,000		224,000	(3)	—	2,478,255	8,100	(11)	3,110,355
Chief Medical Officer
Immuno-oncology
Jane Huang	2017	400,000		224,000	(3)	—	2,391,158	8,100	(11)	3,023,258
Chief Medical Officer
Hematology
Ji Li	2017	350,000		140,000	(3)	—	1,829,100	8,100	(11)	2,327,200
Executive Vice President	2016	230,865		92,346	(6)	970,096	3,813,331	—		5,106,638
Global Head of Business
Development

(1)
Amounts represent the aggregate fair value on the grant date of share awards, option awards and RSUs granted to our named executive officers in 2017, 2016 and 2015 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)
Payment in RMB was translated into dollars based on the noon buying rate of the Federal Reserve Bank of New York for RMB of ¥1.00=$0.1537 at December 30, 2017.

(3)
Represents 2017 performance-based cash bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2018.

(4)
Consists of $8,061 in employer-paid health insurance premiums, $22,913 attributable to the use of a company car and $29,500 in personal tax preparation services paid by the employer.

(5)
Payment in RMB was translated into dollars based on the noon buying rate of the Federal Reserve Bank of New York for RMB of ¥1.00=$0.1440 at December 30, 2016.

(6)
Represents 2016 performance-based cash bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2017.

(7)
Consists of $7,232 in employer-paid health insurance premiums and $720 attributable to the use of a company car.

(8)
Payment in RMB was translated into dollars based on the noon buying rate of the Federal Reserve Bank of New York for RMB of ¥1.00=$0.1544 at December 31, 2015.

(9)
Represents 2015 performance-based cash bonuses approved by the Board of Directors and paid in 2016.

(10)
Consists of $4,308 in employer-paid health insurance premiums and $11,898 attributable to the use of a company car.

(11)
Amount reflects the Company match under our 401(k) plan.

Grants of Plan-Based Awards

        The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2017 to each of our named executive officers.

Name	Grant Date	All Other Share Awards: Number of Shares or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Shares and Option Awards ($/share)(1)	Grant Date Fair Value of Share and Option Awards ($)(2)
John V. Oyler	9/27/2017	515,000	(3)				3,963,131
	9/27/2017			935,000	(4)	7.70	5,152,879
Howard Liang	6/29/2017			1,250,000	(4)	3.46	3,017,750
Amy Peterson	6/27/2017			1,016,178	(4)	3.49	2,478,255
Jane Huang	6/27/2017			980,465	(4)	3.49	2,391,158
Ji Li	6/27/2017			750,000	(4)	3.49	1,829,100

(1)
The exercise price of these share options is equal to 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on the grant date.

(2)
Amounts represent the aggregate fair value on the grant date of option awards and RSUs granted to our named executive officers in 2017 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(3)
RSUs subject to time-based vesting criteria established by the Board of Directors or the Compensation Committee, as applicable, and described in the footnotes to the Outstanding Equity Awards at December 31, 2017 table below.

(4)
Share options subject to time-based vesting criteria established by the Board of Directors or the Compensation Committee, as applicable, and described in the footnotes to the Outstanding Equity Awards at December 31, 2017 table below.

Outstanding Equity Awards at December 31, 2017

        The following table summarizes, for each of our named executive officers, the number of ordinary shares underlying outstanding options, restricted share awards and RSUs held as of December 31, 2017.

	Option Awards(1)						Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John V. Oyler	7/19/2015	5,510,236	5,890,264	(3)	0.50	7/19/2025
	7/13/2016	725,155	1,322,345		2.84	11/15/2026
	6/30/2017	—	935,000		7.70	9/26/2027
	6/30/2017						515,000	(4)	3,872,800
Howard Liang	7/15/2015	2,960,411	1,939,589		0.50	7/1/2025
	7/13/2016	620,675	1,131,825		2.84	11/15/2026
	6/29/2017	—	1,250,000		3.46	6/28/2027
Amy Peterson	8/22/2016						225,000	(5)	1,692,000
	8/22/2016	533,332	1,066,668		2.24	8/21/2026
	6/27/2017	—	1,016,178		3.49	6/26/2027
Jane Huang	9/2/2016						225,000	(5)	1,692,000
	9/2/2016	404,998	962,502		2.27	9/1/2026
	6/27/2017	—	980,465		3.49	6/26/2027
Ji Li	5/3/2016						356,250	(5)	2,679,000
	5/3/2016	940,500	1,435,500		2.05	5/2/2026
	7/13/2016	92,080	167,920		2.29	7/12/2026
	6/27/2017	—	750,000		3.49	6/26/2027
							—		—

(1)
Unless otherwise set forth below, 25% of the ordinary shares subject to each option becomes exercisable on the first anniversary of the vesting commencement date, and the balance becomes exercisable in 36 successive equal monthly installments thereafter, subject to continued employment. The exercisability of each option will be accelerated upon a change in control or certain termination events.

(2)
Based on a price of $7.52 per ordinary share, which was the closing price of the Company's ADSs on the NASDAQ Global Select Market on December 29, 2017, divided by 13 (i.e., on an as-converted to ordinary share basis).

(3)
20% of our ordinary shares subject to this option became exercisable on the first anniversary of the vesting commencement date, and the balance becomes exercisable in 48 successive equal monthly installments, subject to continued service. In April 2017, the vesting schedule of this option was amended to provide that the exercisability of this option will be accelerated upon a change in control or certain termination events.

(4)
25% of ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control or certain termination events.

(5)
25% of our ordinary shares subject to this restricted share award vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in three equal successive annual installments thereafter, subject to continued service. The vesting of this restricted share award will be accelerated upon certain termination events following a change in control.

Options Exercised and Shares Vested

        The following table sets forth, for each of our named executive officers, information with respect to the exercise of share options and the vesting of restricted share awards or RSUs during the year ended December 31, 2017.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John V. Oyler	—	—	—	—
Howard Liang	—	—	—	—
Amy Peterson	—	—	75,000	403,500
Jane Huang	32,500	165,656	75,000	433,731
Ji Li	—	—	118,750	370,500

(1)
Value realized on exercise of share option awards does not represent proceeds from any sale of any ordinary shares acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market at each time of exercise.

(2)
The value realized on vesting is based on 1/13 of the closing market price per share of our ADSs on the NASDAQ Global Select Market on the vesting date, multiplied by the number of restricted shares or RSUs that vested.

Employment Agreements with Our Named Executive Officers

        We have entered into employment agreements with each of our named executive officers.

        John V. Oyler. On April 25, 2017, we and certain of our subsidiaries entered into employment agreements with John V. Oyler, pursuant to which Mr. Oyler serves as our Chief Executive Officer. Mr. Oyler currently receives a base salary of $650,000, which is subject to review and adjustment in accordance with Company policy. Mr. Oyler's base salary is allocated between us and certain of our subsidiaries. Mr. Oyler is eligible for an annual bonus, with a current target level of $422,500 and a minimum payout level of 15% of the base salary for the first two years, based on performance criteria determined by our Board of Directors. Mr. Oyler is eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of those plans. Mr. Oyler's employment agreements also provide for certain transportation and international travel benefits and tax equalization payments. His employment agreements have an initial three-year term and automatically renew for additional one-year terms unless either party provides written notice of nonrenewal. Mr. Oyler's employment can be terminated at will by either party. Upon termination of Mr. Oyler's employment for any reason, we will pay (i) accrued but unpaid base salary during the final payroll period of employment; (ii) unpaid vacation time; (iii) unpaid annual bonus from the previous calendar year; and (iv) any business expenses incurred, documented and substantiated but not yet reimbursed (collectively, the "Final Compensation"). If Mr. Oyler's employment is terminated by us other than for "cause" (as defined in his employment agreements) or if Mr. Oyler terminates his employment for "good reason" (as defined in his employment agreements), Mr. Oyler is entitled to (i) the Final Compensation, (ii) a lump sum equal to the base salary divided by 12, then multiplied by the Severance Period (as defined below), (iii) the post-termination bonus calculated based on the target bonus for the year and the number of days passed through the date of termination, (iv) a $20,000 one-time bonus and (v) acceleration of the vesting schedule of his equity grants by 20 months. The "Severance Period" is 20 months; provided that if Mr. Oyler's employment is terminated without cause or for good reason during the initial three-year term, the Severance Period will be the greater of 20 months or the number of the months remaining in the initial three-year term; provided further that if Mr. Oyler's employment terminates during the 12-month period following a "change in control" (as defined in his employment agreements), then the Severance Period will be 24 months. His employment agreement provides that all unvested equity awards will immediately vest upon a "change in control." Mr. Oyler's employment agreements also prohibit Mr. Oyler from engaging in certain competitive and solicitation activities during his employment and for 18 months after the termination of his employment.

        Howard Liang, Ph.D. On July 13, 2015, we entered into an employment agreement with Dr. Liang for the position of Chief Financial Officer and Chief Strategy Officer. Dr. Liang currently receives a base salary of $425,000, which is subject to review and adjustment in accordance with Company policy. Dr. Liang's current annual merit bonus target is 50% of his base salary, based on performance as determined by our Compensation Committee. Dr. Liang was granted an initial option to purchase up to 4,900,000 ordinary shares, which vests over four years. Dr. Liang is eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of those plans. Dr. Liang's employment has no specified term, but can be terminated at will by either party. Dr. Liang's employment may be terminated by us without "cause" (as defined in his employment agreement), and if so he would receive his base salary and health and dental insurance payments during a nine-month severance period and other benefits including acceleration of the vesting schedule of his initial option grant by six months, unless Dr. Liang breaches his confidentiality obligations. Dr. Liang may terminate his employment with "good reason" (as defined in his employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Liang's notice, he is entitled to the same benefits as if we terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality obligations. We may also terminate Dr. Liang's employment for cause, in certain cases upon 30 days' written notice, and Dr. Liang may also terminate his employment without good reason upon 90 days' written notice, in either case, in which he would then only be entitled to receive certain accrued obligations. In the event of a "sale event" (as defined in his employment agreement), 100% of Dr. Liang's unvested options and other equity awards granted to him during his employment with us will accelerate and vest in full.

        Amy Peterson, M.D. On August 8, 2016, we entered into an employment agreement with Dr. Peterson for the position of Chief Medical Officer, Immuno-Oncology. Dr. Peterson currently receives a base salary of $425,000, which is subject to review and adjustment in accordance with Company policy. Dr. Peterson's annual merit bonus target is currently 50% of her base salary, based on performance as determined by our Compensation Committee. Dr. Peterson was granted an initial option to purchase up to 1,600,000 ordinary shares, which vests over four years. In connection with her commencement of employment, Dr. Peterson was also granted 300,000 restricted shares, which vest in equal installments annually over a four-year period. Dr. Peterson is eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of those plans. Dr. Peterson's employment has no specified term, but can be terminated at will by either party. Dr. Peterson's employment may be terminated by us without "cause" (as defined in her employment agreement), and if so she would receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting schedule of her initial option grant by 24 months (or full acceleration of the vesting schedules of her initial and any subsequent option and restricted share grants if such termination occurs within 12 months following a "change in control" (as defined in her employment agreement)), unless Dr. Peterson breaches her confidentiality obligations. Dr. Peterson may terminate her employment with "good reason" (as defined in her employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Peterson's notice, she is entitled to the same benefits as if we terminated her employment without cause, subject to her execution of a release of claims and unless she breaches her confidentiality obligations. We may also terminate Dr. Peterson's employment for cause, in certain cases upon 30 days' written notice, and Dr. Peterson may also terminate her employment without good reason upon 90 days' written notice, in either case, in which she would then only be entitled to receive certain accrued obligations.

        Jane Huang, M.D. On August 19, 2016, we entered into an employment agreement with Dr. Huang for the position of Chief Medical Officer, Hematology. Dr. Huang currently receives a base salary of $425,000, which is subject to review and adjustment in accordance with Company policy. Dr. Huang's current annual merit bonus target is 50% of her base salary, based on performance as determined by our Compensation Committee. Dr. Huang was granted an initial option to purchase up to 1,400,000 ordinary shares, which vests over four years. In connection with the commencement of her employment, Dr. Huang was also granted 300,000 restricted shares, which vest in equal installments annually over a four-year period. Dr. Huang is eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of those plans. Dr. Huang's employment has no specified term, but can be terminated at will by either party. Dr. Huang 's employment may be terminated by us without "cause" (as defined in her employment agreement), and if so she would receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting schedule of her initial option grant by 24 months (or full acceleration of the vesting schedules of her initial and any subsequent option and restricted share grants if such termination occurs within 12 months following a "change in control" (as defined in her employment agreement)), unless Dr. Huang breaches her confidentiality obligations. Dr. Huang may terminate her employment with "good reason" (as defined in her employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Huang's notice, she is entitled to the same benefits as if we terminated her employment without cause, subject to her execution of a release of claims and unless she breaches her confidentiality obligations. We may also terminate Dr. Huang's employment for cause, in certain cases upon 30 days' written notice, and Dr. Huang may also terminate her employment without good reason upon 90 days' written notice, in either case, in which she would then only be entitled to receive certain accrued obligations.

        Ji Li, Ph.D. On April 28, 2016, we entered into an employment agreement with Dr. Li for the position of Executive Vice President and Global Head of Business Development. Dr. Li currently receives a base salary of $350,000, which is subject to review and adjustment in accordance with Company policy. Dr. Li's current annual merit bonus target is 50% of his base salary, based on performance as determined by our Compensation Committee. Dr. Li was granted an initial option to purchase up to 2,376,000 ordinary shares, which vests over four years. In connection with the commencement of his employment, Dr. Li was also granted 475,000 restricted shares, which vest in equal installments annually over a four-year period. Dr. Li is eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of those plans. Dr. Li's employment has no specified term, but can be terminated at will by either party. Dr. Li's employment may be terminated by us without "cause" (as defined in his employment agreement), and if so he would receive his base salary and health and dental insurance payments during a nine-month severance period and other benefits including acceleration of the vesting schedules of his initial option grant and restricted share award by 12 months (or 18 months if such termination occurs within 12 months following a "change in control" (as defined in his employment agreement)), unless Dr. Li breaches his confidentiality obligations. Dr. Li may terminate his employment with "good reason" (as defined in his employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Li's notice, he is entitled to the same benefits as if we terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality obligations. We may also terminate Dr. Li's employment for cause, in certain cases upon 30 days' written notice, and Dr. Li may also terminate his employment without good reason upon 90 days' written notice, in either case, in which he would then only be entitled to receive certain accrued obligations.

Estimated Payments and Benefits Upon Termination or Change of Control

        The amount of compensation and benefits payable to each of our named executive officers who were employed on December 31, 2017 in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated in each of the tables below based on the assumption that the change in control and executive's employment termination occurred on December 29, 2017, the last business day of the fiscal year ended December 31, 2017. The closing price of the Company's ADSs on the NASDAQ Global Select Market as of December 29, 2017, the last trading day of 2017, was $97.72. A price of $7.52 per ordinary share, which was the ADS closing price divided by 13 (i.e., on an as-converted to ordinary share basis), was used as the value of the Company's ADSs in the change in control or the employment termination calculations. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 29, 2017, by the difference between the closing price of the Company's ordinary shares as of December 29, 2017, and the exercise price for such unvested option shares. The value of restricted share or RSU vesting acceleration was calculated by multiplying the number of unvested restricted shares or RSUs subject to vesting acceleration as of December 29, 2017, by the closing price of the Company's ordinary shares as of December 29, 2017.

Mr. John V. Oyler

        The following table describes the potential payments and benefits upon employment termination or change of control for Mr. Oyler, our Founder, Chief Executive Officer and Chairman, as if his employment terminated as of December 29, 2017, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause ($)		Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control ($)
Compensation:
Base salary	1,376,667	(1)	—		1,180,000	(7)
Cash incentive bonus	340,000	(2)	—		340,000	(2)
Share options unvested and accelerated	30,669,725	(3)	47,538,228	(5)	47,538,228	(5)
RSU awards unvested and accelerated	1,936,400	(4)	3,872,800	(6)	3,872,800	(6)
Total	34,322,792		51,411,028		52,931,028

(1)
Amount represents a lump sum payment equal to 28 months of 2017 base salary.

(2)
Amount represents Mr. Oyler's 2017 target bonus plus a $20,000 one-time bonus.

(3)
Value attributable to an additional 20 months of vesting of Mr. Oyler's then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(4)
Value attributable to an additional 20 months of vesting of Mr. Oyler's then unvested RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(5)
Value attributable to the acceleration of 100% of Mr. Oyler's then unvested options upon a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(6)
Value attributable to the acceleration of 100% of Mr. Oyler's then unvested RSUs upon a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(7)
Amount represents a lump sum payment equal to 24 months of 2017 base salary.

Dr. Howard Liang

        The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, as if his employment terminated as of December 29, 2017, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause ($)		Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control ($)
Compensation:
Base salary	292,500	(1)	—		292,500	(1)
Cash incentive bonus	—		—		—
Share options unvested and accelerated	4,299,736	(2)	23,987,856	(4)	23,987,856	(4)
Healthcare benefits	18,936	(3)	—		18,936	(3)
Total	4,611,172		23,987,856		24,299,292

(1)
Amount represents nine months of 2017 base salary continuation.

(2)
Value attributable to an additional six months of vesting of Dr. Liang's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Liang until the earlier of (a) nine months following the date of termination, or (b) the end of the named executive officer's COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Liang's then unvested options upon a sale event, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

Dr. Amy Peterson

        The following table describes the potential payments and benefits upon employment termination for Dr. Peterson, our Chief Medical Officer, Immuno-Oncology, as if her employment terminated as of December 29, 2017, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control ($)
Compensation:
Base salary	400,000	(1)	400,000	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	4,223,958	(2)	9,727,204	(4)
Restricted shares unvested and accelerated	—		1,692,000	(5)
Healthcare benefits	25,248	(3)	25,248	(3)
Total	4,649,206		11,844,452

(1)
Amount represents 12 months of 2017 base salary continuation.

(2)
Value attributable to an additional 24 months of vesting of Dr. Peterson's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Peterson until the earlier of (a) 12 months following the date of termination, or (b) the end of the named executive officer's COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Peterson's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(5)
Value attributable to the acceleration of 100% of Dr. Peterson's then unvested restricted shares upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

Dr. Jane Huang

        The following table describes the potential payments and benefits upon employment termination for Dr. Huang, our Chief Medical Officer, Hematology, as if her employment terminated as of December 29, 2017, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control ($)
Compensation:
Base salary	400,000	(1)	400,000	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	3,674,916	(2)	9,004,409	(4)
Restricted shares unvested and accelerated	—		1,692,000	(5)
Healthcare benefits	25,248	(3)	25,248	(3)
Total	4,100,164		11,121,657

(1)
Amount represents 12 months of 2017 base salary continuation.

(2)
Value attributable to an additional 24 months of vesting of Dr. Huang's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Huang until the earlier of (a) 12 months following the date of termination, or (b) the end of the named executive officer's COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Huang's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(5)
Value attributable to the acceleration of 100% of Dr. Huang's then unvested restricted shares upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

Dr. Ji Li

        The following table describes the potential payments and benefits upon employment termination for Dr. Li, our Executive Vice President, Global Head of Business Development, as if his employment terminated as of December 29, 2017, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control ($)
Compensation:
Base salary	262,500	(1)	262,500	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	3,249,180	(2)	4,873,770	(5)
Restricted shares unvested and accelerated	893,000	(3)	1,786,000	(6)
Healthcare benefits	18,936	(4)	18,936	(4)
Total	4,423,616		6,941,206

(1)
Amount represents Nine months of 2017 base salary continuation.

(2)
Value attributable to an additional 12 months of vesting of Dr. Li's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(3)
Value attributable to an additional 12 months of vesting of Dr. Li's then unvested restricted shares, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(4)
Payment of the COBRA health and dental insurance premiums for Dr. Li until the earlier of (a) nine months following the date of termination, or (b) the end of the named executive officer's COBRA health continuation period.

(5)
Value attributable to an additional 18 months of vesting of Dr. Li's then unvested initial options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

(6)
Value attributable to an additional 18 months of vesting of Dr. Li's then unvested initial restricted shares upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 29, 2017.

DIRECTOR COMPENSATION

        Our Board of Directors has adopted an independent director compensation policy that is part of a total compensation package that is designed to enable us to attract and retain, on a long-term basis, high caliber independent directors. Under the policy, all independent directors are paid cash compensation as set forth below:

Annual Retainer ($)
Board of Directors:
All independent directors	$45,000
Audit Committee:
Chairperson	20,000
Non-Chairperson members	10,000
Compensation Committee:
Chairperson	15,000
Non-Chairperson members	7,500
Nominating and Corporate Governance Committee:
Chairperson	10,000
Non-Chairperson members	5,000

        Under our independent director compensation policy, each newly appointed or elected independent director is eligible to receive a one-time grant of a non-qualified option to purchase 260,000 ordinary shares. The date of grant is the date he or she first becomes an independent director. These options become exercisable in three equal annual installments during the three years following the grant date, subject to the director's continued service on the Board of Directors.

        In addition, on the date of each annual general meeting of shareholders, each independent director who has served as a director for the previous six months is eligible to receive a non-qualified option to purchase 169,988 ordinary shares. The annual grants become exercisable on the earlier of the one-year anniversary of the date of grant or the date of our next annual general meeting of shareholders, subject to the director's continued service on the Board.

        The foregoing options will have an exercise price equal to 1/13 of the fair market value of an ADS on the NASDAQ Stock Market on the date of grant and be subject to the terms of the 2016 Plan.

        In addition, under the terms of our 2016 Plan, the value of all equity awards and other cash compensation paid by us for service as an independent director may not exceed $500,000 in any calendar year. As a result of this limitation, independent directors may receive less cash or equity compensation in any calendar year than is provided for under our independent director compensation policy (as was the case in 2017).

        We also reimburse all reasonable out-of-pocket expenses incurred by independent directors in attending board and committee meetings.

        The following table sets forth a summary of the compensation we paid to our directors during 2017. Other than as set forth in the table, in 2017, we did not pay any compensation, make any equity awards or non-equity awards or pay any other compensation to the members of our Board of Directors named in the table. Mr. Oyler, our Founder, Chief Executive Officer and Chairman, receives no compensation for his service as a director and, consequently, is not included in this table. Dr. Xiaodong Wang, Chair of our Scientific Advisory Board, also receives no compensation for his service as a director but receives compensation as a consultant, which is reflected in the table below. The compensation received by Mr. Oyler as an employee during 2017 is presented in "Summary Compensation Table."

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Timothy Chen	52,500	337,800	—	390,300
Donald W. Glazer	55,000	393,804	—	448,804
Michael Goller	50,000	393,804	—	443,804
Ranjeev Krishana	52,500	393,804	—	446,304
Thomas Malley	65,000	337,800	—	402,800
Ke Tang(3)	22,917	393,804	—	416,721
Xiaodong Wang(4)	—	—	7,538,439	7,538,439
Qingqing Yi	52,500	393,804	—	446,304

(1)
The total number of shares subject to options outstanding as of December 31, 2017 for the independent directors was: Mr. Chen: 630,614, Mr. Glazer: 199,992, Mr. Goller: 199,992, Mr. Krishana: 199,992, Mr. Malley: 722,740 and Mr. Yi: 199,992.

(2)
Amounts represent the aggregate grant date fair value, including any incremental fair value, of options granted to our directors in 2017 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts above reflect our aggregate accounting expense for these options and do not necessarily correspond to the actual value that will be recognized by the directors.

(3)
Mr. Tang's service as a director concluded at our 2017 Annual General Meeting on June 1, 2017. Accordingly, his cash compensation was pro-rated for the year and the option awards granted to him during 2017 expired prior to vesting.

(4)
Dr. Wang did not receive any compensation as a director. The compensation received by Dr. Wang as a consultant during 2017 consisted of (i) $100,000 in consulting fees, (ii) $150,000 as a performance-based cash bonus, (iii) an option to purchase 750,000 ordinary shares with a grant date fair value of $4,133,325 and (iv) an RSU for 410,000 ordinary shares with a grant date fair value of $3,155,114. As of December 31, 2017, the total number of shares subject to options held by Dr. Wang was 7,631,099 and subject to unvested RSUs held by Dr. Wang was 410,000 shares. See "Certain Relationships and Related-Party Transactions" for additional information.

DELIVERY OF PROXY MATERIALS

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including audited consolidated financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available from the Company without charge upon written request of a shareholder. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of these materials are also available online through the SEC at www.sec.gov and on our website at http://ir.beigene.com under "Financial Information—SEC Filings." The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company's investor relations department at BeiGene, Ltd., c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142. If you hold ordinary shares in the form of ADSs through the Depositary or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED PROXY.

Appendix A

BEIGENE, LTD.

2018 EMPLOYEE SHARE PURCHASE PLAN

        The purpose of the BeiGene, Ltd. 2018 Employee Share Purchase Plan (the "Plan") is to provide eligible employees of BeiGene, Ltd. (the "Company") and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase Shares (either in the form of Ordinary Shares or ADSs). 3,500,000 Ordinary Shares (including the number of Ordinary Shares represented by ADSs purchased under the Plan) in the aggregate have been approved and reserved for this purpose, plus on January 1, 2019 and each January 1 thereafter through January 1, 2028, the number of Ordinary Shares (including the number of Ordinary Shares represented by ADSs purchased under the Plan) reserved and available for issuance under the Plan shall be cumulatively increased by the least of (i) 5,000,000 Ordinary Shares, (ii) 0.5 percent of the number of Ordinary Shares issued and outstanding on the immediately preceding December 31st, or (iii) such lesser number of Ordinary Shares as determined by the Administrator; provided that the aggregate number of Ordinary Shares reserved and available for issuance under the Plan may not exceed 10% of the number of Ordinary Shares issued and outstanding as of the Effective Date. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

        1.    Administration.    The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; (v) implement any procedures, steps, additional or different requirements as may be necessary to comply with any local laws, including the laws of the People's Republic of China (the "PRC") and the other countries in which the Company operates, that may be applicable to this Plan, any Options or any related documents; and (vi) otherwise supervise the administration of the Plan, in its sole and absolute discretion and taking into account any matters in its sole and absolute discretion. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

        2.    Offerings.    The Company will make one or more offerings to eligible employees to purchase Shares under the Plan ("Offerings"). Unless otherwise determined by the Administrator, the initial Offering will begin on the first business day occurring on or after September1, 2018 and will end on last business day occurring on or before February 28, 2019 (the "Initial Offering"). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each March 1st and September 1st and will end on the last business day occurring on or before the following February 28th (or February 29th, if applicable) and August 31st, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration.

        3.    Eligibility.    All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are employed by the Company or a Designated Subsidiary and have completed at least six months of employment. Participation shall not otherwise be subject to any minimum performance targets. Notwithstanding any other provision herein, individuals who are not classified as employees of the

Company or a Designated Subsidiary for purposes of the Company's or applicable Designated Subsidiary's payroll system as of the Offering Date are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not classified as employees of the Company or a Designated Subsidiary on the Company's or Designated Subsidiary's payroll system as of the Offering Date to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

        4.    Participation.

          (a)   An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to the Company at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

          (b)    Enrollment.    The enrollment form will (a) state a whole percentage or the amount to be deducted from an eligible employee's Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Shares in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which Shares purchased for such individual are to be issued pursuant to Section 10, and (d) provide such other terms as required by the Company. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant's deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible.

          (c)   Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

        5.    Employee Contributions.    Each eligible employee may authorize payroll deductions from his or her after tax Compensation at a minimum of 1 percent up to a maximum of 10 percent of such employee's Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

        6.    Deduction Changes.    Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

        7.    Withdrawal.    A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Company. The Participant's withdrawal will be effective as of the next business day. Following a Participant's withdrawal, the Company will promptly refund such individual's entire account balance under the Plan to him or her (after payment for any Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

        8.    Grant of Options.    On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, the lowest of (a) a number of Shares determined by dividing such Participant's accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Shares on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Shares on the Exercise Date, (b) a number of Shares determined by multiplying $2,083 by the number of full months in the Offering and dividing the result by the Fair Market Value on the Offering Date; or (c) such other lesser maximum number of Shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant's Option shall be exercisable only to the extent of such Participant's accumulated payroll deductions on the Exercise Date. The purchase price for each Share purchased under each Option (the "Option Price") will be 85 percent of the Fair Market Value of the Shares on the Offering Date or the Exercise Date, whichever is less.

        Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning Shares possessing 5 percent or more of the total combined voting power or value of all classes of share capital of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all Shares which the Participant has a contractual right to purchase shall be treated as Shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase Shares under the Plan, and any other employee share purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Shares (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted. Furthermore, unless approved by the Company's shareholders in a general meeting, the total number of Ordinary Shares issued and to be issued upon the exercise of Options granted and to be granted under the Plan and any other plan of the Company to a Participant within any 12-month period shall not exceed 1% of the Ordinary Shares of the Company in issue at the date of any grant.

        9.    Exercise of Option and Purchase of Shares.    Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole Shares reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant's account at the end of an Offering solely by reason of the inability to purchase a fractional Share will be carried forward to the next Offering; any other balance remaining in a Participant's account at the end of an Offering will be refunded to the Participant promptly. Any Option granted but not exercised by the end of an Offering will automatically lapse and be cancelled. The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to Participants resident in the PRC not having permanent residence in a country other than the PRC in order to comply with applicable PRC foreign exchange and tax regulations, and any other applicable PRC laws and regulations.

        10.    Issuance of Certificates.    Certificates representing Shares purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

        11.    Definitions.

        The term "ADSs" means American depositary shares. Each ADS represents 13 Ordinary Shares.

        The term "Change in Control" means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding Shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding Shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        The term "Compensation" means the amount of base pay (including overtime and commissions, to the extent determined by the Administrator), prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company share options, and similar items.

        The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

        The term "Fair Market Value of the Shares" on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the ADSs are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

        The term "Ordinary Shares" means the ordinary shares, par value US$0.0001 per share, of the Company.

        The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

        The term "Participant" means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

        The term "Shares" means the Ordinary Shares or ADSs, as the context so requires.

        The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

        12.    Rights on Termination of Employment.    If a Participant's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant's account will be paid to such Participant or, in the case of such Participant's death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a

Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

        13.    Special Rules; Non-U.S. Employees.    Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a non-United States jurisdiction (without regard to whether they are also citizens or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the non-United States jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

        14.    Optionees Not Shareholders.    Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the Shares covered by an Option under the Plan until such Shares have been purchased by and issued to him or her. Accordingly, Participants shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the shareholders on the register on a date prior to such Shares having been purchased by and issued to him or her.

        15.    Rights Not Transferable.    Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant.

        16.    Application of Funds.    All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

        17.    Adjustment in Case of Changes Affecting Shares; Change in Control.

          (a)   In the event of a subdivision of outstanding Shares, the payment of a dividend in Shares or any other change affecting the Shares, the number of Shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

          (b)   In the event of a Change in Control, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering with respect to which such Option relates will be shortened by setting a new Exercise Date (the "New Exercise Date") on which such Offering Period shall end. The New Exercise Date will occur before the date of the proposed Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7 hereof.

        18.    Amendment of the Plan.    The Board may at any time and from time to time amend the Plan in any respect, except that without the approval of the shareholders, no amendment shall be made increasing the number of Ordinary Shares approved for the Plan or making any other change that would require shareholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

        19.    Insufficient Shares.    If the total number of Shares that would otherwise be purchased on any Exercise Date plus the number of Shares purchased under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Shares on such Exercise Date.

        20.    Termination of the Plan.    The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

        21.    Governmental Regulations.    The Company's obligation to sell and deliver Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such Shares. In the event that the Plan is terminated while any Option remains outstanding and unexercised, then any such Options shall lapse and be cancelled.

        22.    Participants' Compliance with Laws.    Participants shall comply with all applicable laws and regulations with respect to their participation in the Plan.

        23.    Governing Law.    This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Cayman Islands, applied without regard to conflict of law principles. In relation to any proceeding arising out of or in connection with this Plan, the Company and the Participants irrevocably submit to the exclusive jurisdiction of the Cayman Islands courts.

        24.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Shares, from Shares held in the treasury of the Company, or from any other proper source.

        25.    Tax Withholding.    Participation in the Plan is subject to any minimum required tax and/or social security withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes and/or social security from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan.

        26.    Notification Upon Sale of Shares.    Each Participant who is or may become subject to U.S. income tax agrees, by entering the Plan, to give the Company prompt notice of any disposition of Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Shares were purchased or within one year after the date such Shares were purchased.

        27.    Effective Date and Approval of Shareholders.    The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present (such date, the "Effective Date") and shall remain in effect for ten years from the Effective Date unless terminated earlier by the Board in accordance with Section 20.

APPENDIX A

Designated Subsidiaries

BeiGene (Hong Kong) Co., Limited

BeiGene (Beijing) Co., Ltd.

BeiGene AUS PTY LTD.

BeiGene 101

BeiGene (Suzhou) Co., Ltd.

BeiGene USA, Inc.

BeiGene Biologics Co., Ltd.

BeiGene (Shanghai) Co., Ltd.

BeiGene Guangzhou Biologics Manufacturing Co., Ltd.

BeiGene (Guangzhou) Co., Ltd.

BeiGene Pharmaceutical (Shanghai) Co., Ltd.

BeiGene Switzerland GmbH

BeiGene Ireland Limited

Company No. 247127

BEIGENE, LTD.
(the “Company”)

FORM OF PROXY

I/We
Please Print Name(s)

of
Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairman of the meeting or of
Please Print Name		Please Print Address

as my/our proxy to vote for me/us and on my/our behalf at the annual general meeting of the shareholders of the Company (the “AGM”) to be held on June 6, 2018 at 8:30 a.m. local time at the Screening Room, the Shangri-La Hotel, 188 University Avenue, Toronto, Canada and at any adjournment of the AGM.

The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR resolutions 1 to 6 and “1 Year” for resolution 7.

My/Our proxy is instructed to vote on the resolutions specified below:

	For	Against	Abstain

Resolution 1 — Ordinary Resolution

THAT Donald W. Glazer be and is hereby re-elected to serve as a Class II director of the Company until the 2021 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐

Resolution 2 — Ordinary Resolution

THAT Michael Goller be and is hereby re-elected to serve as a Class II director of the Company until the 2021 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐

Resolution 3 — Ordinary Resolution

THAT Thomas Malley be and is hereby re-elected to serve as a Class II director of the Company until the 2021 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐
Resolution 4 — Ordinary Resolution THAT the BeiGene, Ltd. 2018 Employee Share Purchase Plan be and is hereby approved and adopted.	☐	☐	☐

Resolution 5 — Ordinary Resolution

THAT the appointment of Ernst & Young Hua Ming LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 be and is hereby approved, ratified and confirmed.

	☐	☐	☐
Resolution 6 — Ordinary Resolution THAT, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, be and is hereby approved.	☐	☐	☐

1 Year	2 Years	3 Years	Abstain

Resolution 7 — Ordinary Resolution
THAT, on a non-binding, advisory basis, future advisory votes on the compensation of the Company’s named executive officers will be held at the frequency hereby approved.

☐	☐	☐	☐

Please tick to indicate your voting preference. If you do not complete this section, your proxy will: (i) vote in the manner recommended by the Board of Directors on the above matters presented in the proxy statement dated on or about April 30, 2018 provided with this proxy form (the “Proxy Statement”); and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the AGM.

Signed:	Date:	2018

Name:

NOTES

1.     This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted.

2.     If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the AGM.

3.     If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.

4.     This form of proxy is for use by shareholders only.  If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.     To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy or such power of attorney or other authority)):

a.     by mail to the offices of the Company’s registrar, Mourant Ozannes Corporate Services (Cayman) Limited (the “Registrar”), at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands; or

b.     by email at BeiGene@mourantozannes.com,

so as to be received before the time of the AGM.

6.     Any alterations made to this form must be initialled by you.

7.     You may revoke your proxy by (i) re-submitting this proxy form by mail or email before the AGM or (ii) attending the AGM and voting in person. Any written notice of revocation or subsequent proxy card must be received by our Registrar prior to the time noted above for holding of the AGM. Such written notice of revocation or subsequent proxy card should be sent to our Registrar by mail or email.

8.     The completion and return of this form will not prevent you from attending the AGM and voting in person should you so wish, although attendance at the AGM will not in and of itself revoke this proxy.

9.     In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).